As filed with the Securities and Exchange Commission on October 26, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A8

Amended Registration Statement Filed Under the Securities Act of 1933
Registration Statement File Number: 333-166823

TIGER JIUJIANG MINING, INC.
(Exact name of registrant as specified in its charter)

Wyoming	1040	80-0552115
(State or of other jurisdiction of	(Primary Standard Industrial	(IRS Employer
incorporation or organization)	Classification Code Number)	Identification No.)

     6F, No.81 Meishu East 6 Road, Kaohsiung, Taiwan 804
Telephone: (360) 353-4013 Facsimile: (866) 850-5680
(Address and telephone number of registrant's principal executive office)

B. J. McDonald – 250 H Street, Number 5, Blaine, WA 98230-4033
Telephone: (760) 801-1344 Facsimile: (760) 683-6803
(Name, address and telephone number of agent for service)

Approximate Date Of Commencement Of Proposed Sale To The Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [X]

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ X ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of Registration Fee
Title of Each Class of Securities To Be Registered	Amount To Be Registered [1]	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price [2]	Amount of Registration Fee [2]
Common Stock, par value $0.001 per share offered by the Corporation	2,000,000	$0.05	$100,000	$7.13
Common Stock, par value $0.001 per share offered by selling shareholders	1,500,000	$0.05	$75,000	$5.35
Total	3,500,000	$0.05	$175,000	$12.48

[1]	Total represents 1,500,000 shares issued by Tiger in private placement transactions completed on February 28, 2010.

[2]

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act” or “Act”). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price of $0.05 was arbitrarily determined.

The Registrant will hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Act, or until the registration statement shall become effective on such date as the Securities & Exchange Commission (the “SEC” or “Commission”), acting pursuant to said Section 8(a) may determine.

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This registration statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED OCTOBER 26, 2011
TIGER JIUJIANG MINING, INC.
Shares of Common Stock
1,200,000 minimum - 2,000,000 maximum shares offered by Tiger Jiujiang Mining, Inc. at a price of $0.05 per share
1,500,000 shares offered by selling shareholders at a price of $0.05 per share

Through this prospectus Tiger Jiujiang Mining, Inc. (“Tiger”) is offering a minimum of 1,200,000 shares and a maximum of 2,000,000 shares of Tiger’s common stock on a best efforts basis and the selling shareholders are offering 1,500,000 shares. The offering price is $0.05 per share.

Tiger’s common stock is presently not traded on any public market or securities exchange. The sales price to the public through our offering or that of the selling securityholders has been arbitrarily fixed at $0.05 per share and all offerings covered by this registration statement will be made at the fixed price of $0.05 for the duration of the offering. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the OTC-BB. We do not yet have a market maker, nor is there any assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. Each of the selling stockholders will be "underwriters" as such term is defined in the Act.

The minimum number of shares that Tiger has to sell is 1,200,000 shares. Upon receipt of the subscription the funds will be held without deposit until such time as the minimum subscription level is reached at which time all funds received to date and from that date forward will be immediately deposited to the credit of the Corporation’s bank accounts. Subscription agreement states that should we not complete the minimum subscription within 180 days of the effective date of the registration statement, all funds will be returned to the respective subscribers. In the event we are unable to complete the minimum subscription level, all funds will be promptly returned to the subscriber within two days of the decision that the minimum subscription level has not been reached. Subscriptions are irrevocable once accepted. The offering will be for a period of 180 days from the effective date. There are no minimum share purchase requirements for individual investors. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full.

We will sell the shares in the primary offering through our director Chang Ya-Ping who will contact family, friends and business associates or other interested parties who may desire to partake in the offering. Each person will be provided a copy of this registration statement. Ms. Chang will receive no commission from the sale of the shares nor will she register as a broker-dealer. The director will be able to purchase securities in the offering in order to reach the minimum; there are no limitations on the number of shares that the officer and director may purchase under the offering. Any purchases made by the officer and director in an effort to reach the minimum subscription level would be for investment purposes only and would not be done with the intent to resell.

Concurrent with the primary offering, we are registering 1,500,000 shares of common stock for sale by the selling shareholders as a secondary offering (the “secondary offering”). We will receive no proceeds from the sale of the shares by the selling shareholders. The shares are being registered to permit public secondary trading of the shares that are being offered by the selling shareholders as named in this prospectus. The offering by the selling shareholders will be for a period of 180 days from the effective date. The actual number of shares sold will vary depending upon the future decisions of the selling shareholders. The percentage of shares outstanding that are being registered under the primary offering represents between 41.5 percent (minimum subscription) and 53.8 percent (maximum) of the currently issued and outstanding share capital. The percentage of shares outstanding that are being offered by the selling shareholders represents 23.1% of the currently issued and outstanding share capital. The selling shareholders will be responsible for the sale of their shares and we do not anticipate that Tiger, its officer or director will be involved with the sale of the shares of the selling shareholders. As a result of the fiduciary duty of the officer and director due to Tiger, in the event that the selling shareholders request assistance in the sale of their shares that assistance will only be provided once Tiger has completed its offering.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” beginning on page 6 of this prospectus before buying any shares of our common stock.

Price Per Share	Aggregate Offering Price		Net Proceeds to Tiger *
	Minimum	Maximum	Minimum	Maximum
Common stock offered by Tiger - $0.05	$60,000	$100,000	$50,000	$90,000
Common stock offered by selling shareholders - $0.05	$75,000	$75,000	Nil	Nil
Totals	$135,000	$175,000	$50,000	$90,000

* $10,000 of the gross proceeds will be used to pay the costs of this offering.

The sale of shares by the selling shareholders is not contingent upon Tiger selling the minimum offering. We have no reason to believe we will be approaching the same potential investors as the selling shareholders. There are no provisions preventing the selling shareholders from selling their shares concurrent with our primary offering. We do not believe that there will be any impact on our ability to sell shares under the primary offering during a coincident secondary offering by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares. Upon receipt of the subscription the funds will be held without deposit until such time as the minimum subscription level is reached at which time all funds received to date and from that date forward will be immediately deposited to the credit of the Corporation’s bank accounts.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

There are no minimum share purchase requirements for individual investors.

The information in this prospectus is not complete and may be changed. Neither we, nor the selling shareholders may sell these securities until the registration statement filed with the Securities & Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

The date of this prospectus is October 26, 2011.

Until ninety business days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary of Prospectus

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we or our selling shareholders are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements, risk factors and all other information that is incorporated by reference in this prospectus before making an investment decision to purchase our common stock.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

Overview of Our Business

We are a start-up, exploration stage corporation engaged in the search for gold. Our sole asset is an option agreement to acquire, through a two-phase exploration program, a 50% interest in a gold exploration property in northern Jiujiang Province, China consisting of an exploration claim block covering 9.73 sq. km or 2,402 acres. We have no holdings other than an option to acquire an interest in the noted property.

Our current plans, predicated on raising at least $50,000, net, accomplished by the sale of the minimum of 1,200,000 shares of the offering as noted in the preceding table, calls only for the completion of phase I at a cost of $30,000 to Tiger. If phase I is not favourable, we will terminate the option and cease operations. If phase I is favourable we would then proceed to phase II at an estimated total cost of $100,000, which is a reflection of local costs for the type of work program planned. Regardless of the results of phase I, Tiger has the absolute decision as to whether we will proceed to phase II and that neither Kiukiang nor Jiangxi will have influence over that decision. We will proceed to phase II only if we are also successful in being able to secure the capital funding required to complete phase II. If phase II is not favourable, we will terminate the option and cease operations. Therefore, we expect to expend $30,000 on phase I, if and only if, we are able to raise at least $50,000, net, the minimum subscription level.

We plan a two-phase exploration program to properly evaluate the potential of the property to determine if there are commercially exploitable deposits of gold. We must conduct exploration to determine if gold exists and if any is found it can be economically extracted and profitably processed. We do not claim to have any ores or reserves whatsoever at this time.

We anticipate that our portion of the phase I planned geological exploration program will cost $30,000 (which is 50% of the totally budgeted cost of $60,000). Phase I may require up to six weeks for the base work and an additional three to four months for analysis, evaluation of the work completed and the preparation of a report. Costs for phase I are made up of wages, fees, geological and geochemical supplies, assaying, equipment, diamond drilling and operation costs. It is our mutual intention to carry the work out in 2011, predicated on completion of the offering described in this registration statement. Neither we nor Kiukiang have hired any engineers or geoscientists and will not do so until funds are available to proceed with the first phase of exploration on the property. We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program and to author a report to American standards for future capital raising. Phase II will not be carried out until 2012 and will be contingent upon favourable results from phase I and specific recommendations of a professional geoscientist based on those results. Regardless of the results of phase I, Tiger has the absolute decision as to whether we will proceed to phase II and that neither Kiukiang nor Jiangxi will have influence over that decision. Favourable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by completing the next phase of exploration, makes a written recommendation that we proceed to the next phase of exploration, a resolution is approved by the Board indicating such work should proceed and that it is feasible to finance the next phase of the exploration. A detailed outline of the proposed timetable can be found on page 38 under the heading “Management’s Discussion, Analysis of Financial Condition and Results of Operations”.

Summary Financial Information

As of August 31, 2011, the date of management’s most recent unaudited financial statements, Tiger had raised $35,000 through the sale of common stock ($20,000) and an advance from a director ($15,000) and expended $30,677 in initial start-up expenses. To the date of this prospectus we have not yet generated or realized any revenues from our business activities. Our financial statements for the year ended February 28 2011, were prepared assuming that we will continue our operations as a going concern. However, our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months.

Summary Balance Sheet

Balance Sheet	As of August 31, 2011
Total Assets	$5,473
Total Liabilities	16,150
Shareholder’s Equity	(10,677)

Operating Data	Year ending February 28, 2011
Revenue	$0
Total Expenses	21,377
Net Loss	(21,377)
Net Loss Per Share	0.00

Operating Data	January 28, 2010 (inception) through August 31, 2011
Revenue	$0
Total Expenses	30,677
Net Loss	(30,677)
Net Loss Per Share	0.00

About Tiger Jiujiang Mining, Inc.

We were incorporated in the State of Wyoming on January 28, 2010, and established an end of February fiscal year end. Our administrative office is located at 6F, No.81 Meishu East 6 Road, Kaohsiung, Taiwan 804 and our telephone number is (888) 755-9766. We may also be reached by e-mail at “tigerjiujiang@gmail.com”. Our registered statutory office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001.

Our business plans for the current fiscal year through February 28, 2012, are detailed in the Management Discussion and Analysis on page 38.

The Offering

The following is a brief summary of this offering.

We will sell the shares in the primary offering, i.e. the shares being offered for sale by Tiger (the “primary offering”) through our director Chang Ya-Ping. She will receive no commission from the sale of the shares nor will she register as a broker-dealer. We have no intention of inviting broker-dealer participation in this offering. We will also distribute the prospectus to potential investors and to our friends and relatives who are interested in us and a possible investment in the offering. The director will be able to purchase securities in the offering in order to reach the minimum; there are no limitations on the number of shares that the officer and director may purchase under the offering. Any purchases made by the officer and director in an effort to reach the minimum subscription level would be for investment purposes only and would not be done with the intent to resell.

Securities being offered:
• By Tiger	• 1,200,000 shares minimum and up to a maximum of 2,000,000 shares of common stock
• By the selling shareholders	• 1,500,000 shares of common stock
Offering price per share by Tiger and selling shareholders	$0.05 per share
Market for common securities	There is no public market for our shares; our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we intend to have a market maker file an application with FINRA for our common stock to eligible for trading on the OTC-BB. We do not yet have a market maker who has agreed to file such application.
Offering period:	The shares are being offered both by Tiger and the selling shareholders for a period not to exceed 180 days.
Net proceeds to Tiger:	Approximately $50 ,000 minimum and up to $90,000 maximum. We will not receive any proceeds from the sale of the selling shareholders’ shares.
Use of proceeds:	We will use the proceeds to pay for offering expenses, exploration and working capital. See “Use of Proceeds”. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.
Number of shares outstanding before the offering:	6,500,000
Number of shares outstanding after the offering:	7,700,000 minimum and 8,500,000 maximum.

Cautionary Statement Regarding Forward-Looking Statements

Certain discussions in this prospectus may contain “forward-looking statements” that involve risks and uncertainties. These statements relate to future events or future financial performance. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus.

Forward-looking statements are often identified by words like “believe,” “expect.” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.

This prospectus contains “forward-looking information” which may include, but is not limited to, statements with respect to the following:

  future financial or operating performances of Tiger and its projects;
  the future price of gold, or other metals;
  the estimation of mineral resources and the realization of mineral reserves, if any, based on estimates;
  estimates related to costs of capital, operating and exploration expenditures;
  requirements for additional capital;
  government regulation of exploration activities operations, environmental risk and, as applicable, reclamation and rehabilitation expenses;
  title disputes or claims;
  limitations of insurance coverage; and
  the timing and possible outcome of pending regulatory and permitting matters.

These statements which reflect the current view of management are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 6, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in “Business” beginning on page 27, “Management's Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 38 as well as those discussed elsewhere in this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this registration statement, the terms “we,” “us,” “our”, and “Tiger” mean Tiger Jiujiang Mining, Inc., unless otherwise indicated.

Foreign Currency and Exchange Rates

Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Our optioned mineral exploration property is located in China and costs expressed in the geological report are expressed in Renminbi (“RMB”) or Yuan. For purposes of consistency and to express United States Dollars throughout this registration statement, Yuan or RMB have been converted into United States currency at current rates of approximately 7.5 RMB to 1 U.S. Dollar. Our agreements and related items are all in U.S. Dollars.

Glossary of Exploration Terms

The following terms, when used in this registration statement, have the respective meanings specified below:

Deposit	When mineralized material has been systematically drilled and explored to the degree that a reasonable estimate of tonnage and economic grade can be made.
Development

Preparation of a mineral deposit for commercial production, including installation of plant and machinery and the construction of all related facilities. The development of a mineral deposit can only be made after a commercially viable mineral deposit, a reserve, has been appropriately evaluated as economically and legally feasible.

Diamond drill

A type of rotary drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water is pumped to the cutting face. The drill cuts a core of rock, which  is recovered in long cylindrical sections an inch or more in diameter.

Exploration

The prospecting, trenching, mapping, sampling, geochemistry, geophysics, diamond drilling and other work involved in searching for mineral bodies’ a mining prospect  which has not yet reached either the development or production stage.

Mineral	A naturally occurring inorganic element or compound having an orderly internal structure and characteristic chemical composition, crystal form and physical properties.
Mineral Reserve	A mineral reserve is that part of a deposit which could be economically and legally extracted or produced at the time of the reserve determination.
Mineralization	Rock containing an undetermined amount of minerals or metals.
Oxide

Mineralized rock in which some of the original minerals, usually sulphide, have been oxidized. Oxidation tends to make the mineral more porous and permits a more complete permeation of cyanide solutions so that minute particles of gold in the interior of the minerals will be more readily dissolved.

Stratigraphy	A branch of geology dealing with the classification, nomenclature, correlation, and interpretation of stratified rocks.
Trenching	The digging of long, narrow excavation through soil, or rock, to expose potential mineralization for geological examination or assays.
Waste	Material that is too low in grade to be mined and milled at a profit.

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RISK FACTORS
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An investment in these securities involves an exceptionally high degree of risk and is extremely speculative. The following risk factors reflect the potential and substantial material risks which could be involved if you decide to purchase shares in this offering. An investment in our securities involves a high degree of risk. You should consider carefully the risks described below, which we believe represent all the material and reasonably foreseeable risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our shares. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Tiger Jiujiang Mining, Inc., Our Financial Condition and Our Business Model

1. Because our auditors have issued a going concern opinion and because our officer and director has not indicated a willingness to loan any money to us, it is likely we will not be able to achieve our objectives and will have to cease operations unless we raise a minimum of $ 60,000, gross, from the primary offering.

Our financial statements for the year ended February 28, 2011, were prepared assuming that we will continue our operations as a going concern. However, our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. We were incorporated on January 28, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Because our officer and director is unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $60,000, gross, from our offering, we will have to suspend or cease operations within twelve months. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions.

2. We are an exploration stage corporation, lack a business history and have losses that we expect to continue into the future. If the losses continue we will have to suspend operations or cease functioning.

We were incorporated on January 28, 2010, and we have not started our proposed business or realized any revenues. We have no business history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $30,677. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to find a profitable exploration property;
  our ability to generate revenues; and

  our ability to reduce exploration costs.

Based upon current plans, we expect to incur losses in future periods. This will happen because there are expenses associated with our exploration program. We may not be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and there can be no assurance that we will generate significant operating revenues in the future or ever achieve profitable operations.

3. We have no known mineral reserves and we may not find any gold or if we find gold it may not be in economic quantities. If we fail to find any gold or if we are unable to find gold in economic quantities, we will have to cease operations.

We have no known mineral reserves. Even if we find gold it may not be of sufficient quantity so as to warrant recovery. Additionally, even if we find gold in sufficient quantity to warrant recovery it ultimately may not be recoverable. Finally, even if any gold is recoverable, we do not know that this can be done at a profit. Failure to locate gold deposits in economically recoverable quantities will ultimately cause us to cease operations.

4. We require substantial funds merely to determine if mineral reserves exist on our optioned property.

Any potential development of our exploration property depends upon the results of exploration programs and/or feasibility studies and the recommendations of duly qualified engineers and geologists. Such programs require substantial additional funds. Any decision to further expand our plans on these exploration properties will involve the consideration and evaluation of several significant factors including, but not limited to:

  costs of bringing the property into production including exploration work, preparation of production feasibility studies, and construction of production facilities;
  availability and costs of financing;
  ongoing costs of production;
  market prices for the products to be produced;
  environmental compliance regulations and restraints; and
  political climate and/or governmental regulation and control.

5. Good title to the Tiger property is registered in the name of another person. Failure of Tiger to obtain good title will result in Tiger having to cease operations.

Title to the property we intend to explore is not held in our name but rather that of Kiukiang Gold Mining Company (“Kiukiang”), a corporation resident in the People’s Republic of China. In the event Kiukiang were to grant another person a deed of ownership which was subsequently registered prior to our deed, the third party would obtain good title and we would have nothing. Similarly, if it were to grant an option to another party, that party would be able to enter the property, carry out certain work commitments and earn right and title to the property and we would have little recourse as we would be harmed, will not own any property and would have to cease operations. The option agreement does not specifically reference these risks or the recourse provided. Although we would have recourse against Kiukiang under the laws of Wyoming in the situations described, there is a question as to whether that recourse would have specific value.

6. Currently Tiger has no right to the Tiger gold property. In order to exercise its rights under the option agreement we must incur certain exploration costs and make royalty payments. Failure by Tiger to incur the exploration expenditures or to make the royalty payments will result in forfeiture of Tiger’s right to acquire a 50% interest in the property.

Under the terms of the option agreement and the amendment to the option agreement, Tiger has the right to acquire a 50% interest in the right and title to the Tiger gold property upon incurring exploration expenses of a minimum of $15,000 by May 31, 2012, incurring additional exploration expenses in the amount of $45,000 by May 31, 2013, and making annual advance on royalty payments in the amount of $25,000 commencing May 31, 2015. Failure by Tiger to make any of the payments or to incur the required exploration expenses will result in the loss of the option to acquire an interest in the property. Should we lose the option Tiger would have to cease operations. If we were to fail, after the exercise of the option, to make the required $25,000 annual payment as prepayment of the net smelter royalty we would be in default of section 5.1(c) of the option agreement and would have to remedy the default. If we failed to remedy the default this would result in the loss of the interest in the property and would force us to cease operations.

7. If we decide not to complete both phases of our exploration program or should we decide that further exploration is not feasible we will have to cease operations and will go out of business.

Tiger’s exploration plan initially consists of two phases. Commencement of the second phase is dependent on favourable completion of the first phase and securing sufficient funding for phase II. Should Tiger, for any reason, decide not to proceed with phase II of the exploration program, we will have to cease our business plan.

Neither we nor Kiukiang have hired any engineers or geoscientists and will not do so until funds are available to proceed with the first phase of exploration on the property. Regardless of the results of phase I, Tiger has the absolute decision as to whether we will proceed to phase II and neither Kiukiang nor Jiangxi will have influence over that decision.

It will be necessary for our engineers and geoscientists to analyze the data following each of the phases of the exploration program and come to a decision that further work is, or is not, warranted and that such work is likely, or not likely, to add value to the property prior to any decision being made as to proceeding to the next phase. In the event that the geoscientist who supervises the phase I program recommends in his written report, based on his evaluation of the results, that the property lacks merit and no further value would be obtained by proceeding with phase II, then a decision to not proceed with phase II would be made. Such a decision would not be made arbitrarily by management.

8. Management will devote only a limited amount of time to Tiger’s business. Failure of our management to devote a sufficient amount of time to our business plans will adversely affect the success of our business.

Because Chang Ya-Ping, our President and CEO, will be devoting only approximately 6 hours per week to our business plans our business may suffer. As a result, exploration may be periodically interrupted or suspended. Interruptions to or suspension of our exploration program may cause us to cease operations. During 2010, Ms, Chang visited the Tiger property only twice – when the project was first presented and on a second occasion to meet with the geoscientists from Jiangxi Geological And Engineering Company. During 2011, it is her intention to be on site when the first phase commences, when it is concluded and when the engineering report of the results of phase I is presented to review the contents of that report.

9. Our proposed business may be construed as being commensurate in scope with the uncertainty associated with a blank-check corporation.

Tiger Jiujiang Mining, Inc. is an exploration stage corporation. We have no revenues, contracts or agreements with customers or suppliers and have conducted little business activity other than for the raising of initial seed capital and the filing of this registration statement. We have only $5,473 in total assets. However, because we have a specific business plan and a geological report prepared by an independent professional geoscientist with specific timelines and costs we believe we do not meet the criteria for the application of Rule 419, the blank check corporation prohibition of the Act. Although we have a specific business plan, investors should be aware that as a exploration phase entity there is a risk that Tiger’s business plan may not be successful in which case you may lose all of your investment.

10. The probability of an individual prospect ever having reserves is extremely remote.

The worldwide mining industry is founded upon small parcels of land being explored by junior exploration entities while the chance of finding reserves on any individual prospect is almost infinitesimal. In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining corporation, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties. There is a substantial risk that the exploration program that we will conduct on the Tiger property may not result in the discovery of any significant mineralization, resulting in our not finding a commercially viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock. It is not uncommon to spend millions of dollars on a potential project, complete many phases of exploration and still not obtain reserves that can be economically exploited. Therefore, the chances of Tiger’s property having mineral reserves is remote.

11. Our activities are subject to foreign (Chinese) governmental regulations which may subject us to penalties for failure to comply, may limit our ability to conduct exploration activities and could cause us to delay or abandon our project.

Various regulatory requirements affect the current and future activities of the Corporation, including exploration activities on our property. Exploration activities require permits from various foreign (Chinese) federal, state and local governmental authorities and are subject to laws and regulations governing, among other things, prospecting, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and others which currently or in the future may have a substantial adverse impact on Tiger. Exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that we obtain permits from various governmental agencies.

Licensing and permitting requirements are subject to changes in laws and regulations and in various operating circumstances. There can be no assurance that we will be able to obtain or maintain all necessary licenses and/or permits that may be required for our activities or that such permits will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any project which we might undertake. If the Corporation is unable to obtain the necessary licenses or permits for our exploration activities, we might have to change or abandon our planned exploration for such non-permitted properties and/or to seek other joint venture arrangements. In such event, we may be forced to sell or abandon our property interest.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration activities to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining activities may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Any change in or amendments to current laws, regulations and permits governing activities of mineral exploration companies, or more stringent implementation thereof, could require increases in exploration expenditures, or require delays in exploration or abandonment of new mineral properties. The cost of compliance with changes in governmental regulations has a potential to increase the Corporation’s expenses.

12. Management lacks formal training in mineral exploration.

Our officer and director has no professional accreditation or formal training in the business of exploration. With no direct training or experience in these areas our management may not be fully aware of many of the specific requirements related to working within this industry. Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make. Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry. As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venture partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack. For this reason we will retain such technical experts as are required to provide professional and technical guidance.

13 Our common stock is classed as a “penny stock”. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) impose sales practice and disclosure requirements on certain brokers-dealers who engage in transactions involving a “penny stock.” The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our common stock is covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules may discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules, the Financial Industry Regulatory Authority ( “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

14. We will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the price of our shares of common stock.

Under the requirements of the Sarbanes Oxley Act of 2002 and pursuant to Section 404 of that Act, we are required to undergo an annual and quarterly assessment which includes inventorying all controls, identifying the key controls using a top down approach and testing the key controls to ensure the controls are in place and working as designed. Following consultation with our independent accountant we have determined that the process is overly time consuming and costly to Tiger. As a result, we have not completed this process to date. With a limited staff, management can override any implemented program of controls and procedures which renders the control system ineffective. If our auditors need to be involved in numeric changes or material changes to footnotes then, by definition, the controls have failed and are ineffective. In addition, our auditors have recommended journal entries and adjustments following management’s preparation of the financial statements and notes thereto which indicates our controls to be ‘ineffective’. Other elements of an effective control system would include developing a code of conduct, which we have completed, and having independent board members – of which we have none. Thus, we state in our filing that our controls are determined to be “ineffective”.

If we are unable to assert that our internal control over financial reporting is effective as of February 28, 2011 (or if our auditors are unable to attest that our management’s report is fairly stated or they are unable to express an opinion on the effectiveness of our internal controls), we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on our stock price.

Failure to comply with the new rules may make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board, or as executive officers.

15. Because we are small and poorly capitalized, we must limit our exploration. This may prevent us from realizing any revenues and you may lose your investment as a result.

Because we are small and do not have much capital, we must limit the time and money we expend on exploration of our interest on the optioned property. In particular, we may not:

  spend as much money as we would like to explore the property on which we own or share mining interest;
  devote the time we would like to explore the property on which we own or share mining interest.;
  rent the quality of equipment we would like to have for exploration;
  have the number of people working on the property on which we own or share mining interest that we would like to have.

By limiting our operations, it may take longer and cost more to explore our optioned property and decrease the likelihood of finding minerals, if they exist.

16. Kiukiang is under no written contractual obligation to fund the phase I exploration work on the Tiger Gold Mining Property.

Under the option agreement, Tiger has agreed to fund its 50% portion of the planned two phase exploration program. However, Kiukiang has only verbally agreed to fund its portion of the first phase of the exploration program and is under no written obligation to fund any work on the Tiger Gold Mining Property. In the event, Kiukiang were to fail to provide its portion of the funding for phase I, either Tiger would have to totally fund the phase (estimated at $40,000) or find a joint venture partner to pay a portion of the costs. If we are not successful in raising the required funding or finding a partner, we could be forced to abandon the project and cease operations.

17. Upon completion of the phase I exploration program, each party to the option agreement will have the ability to decide as to whether they will carry on with phase II based on the recommendations of their own geological evaluation. If the phase I exploration program is successful and our geoscientists recommend that a phase II is recommended, should Kiukiang decide to not proceed to phase II and we elect to carry on, we will have to pay our share of the program as well as that of Kiukiang.

If the first phase of the planned two-phase exploration program is successful and a competent engineer and our independent evaluation both recommend proceeding with a phase II program it is possible that Kiukiang may elect to not proceed to phase II. In that event, Tiger would either have to totally fund phase II (estimated at $100,000) or find a joint venture partner to pay a portion of the costs. If we are not successful in raising the required funding or finding a partner, we could be forced to abandon the project and cease operations.

18. The exploration rights to our optioned mineral exploration property expire on December 8, 2012.

Kiukiang’s rights to explore the Tiger Gold property expire on December 8, 2012. In the event Kiukiang either failed to renew the exploration rights in a timely manner or were refused the renewal by a government agency, we would lose our rights under the option agreement and would be forced to abandon the project and cease operations.

Risks Associated with this offering

1. Because Tiger’s existing shareholders are risking a small amount of capital, while you on the other hand are risking up to $100,000, if our business fails you will absorb most of our loss.

Our existing shareholders will receive a substantial benefit from your investment. You, on the other hand, will be providing almost all of the capital necessary for our exploration program. As a result, if we cease business for any reason, you will lose your investment of up to $100,000 while our existing shareholders will only lose $20,000.

2. Because there is no public trading market for our common stock, you may not be able to resell your stock. Even if a market does develop you may not be able to sell your stock for the same amount you originally paid.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Although we plan to apply to have our common stock quoted on the OTC-BB upon the effectiveness of the registration statement of which this prospectus forms a part, our stock may never be quoted or, even if quoted, a market may never materialize. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC-BB and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell their shares on acceptable terms. If our stock is not quoted or if a public market does not develop, investors may not be able to resell the shares that they have purchased.

3. After the offering, existing shareholders will still be able to elect all of our directors and control our business. Investors may find that the decisions of our director are inconsistent with the best interest of all shareholders.

Even if we sell all 2,000,000 shares of common stock in the primary offering, our current shareholders will still own 6,500,000 shares and will continue to control us. As a result, after completion of the primary offering, regardless of the number of shares we sell, current shareholders will be able to elect all of our directors and control our business. Current shareholders may elect director who may undertake actions that are in the interests of the existing shareholders and be to the detriment of new investors. For example, this could occur in the event of a dilution as there are no pro-rata offering restrictions in our Articles or Bylaws.

Chang Ya-Ping, our executive officer and director, controls approximately 76.9% of our issued and outstanding shares of common stock. Our director is not simply a passive investor but is also executive officer of the Corporation; her interests as executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all of our shareholders, her fiduciary duties as officer or as member of the Corporation's Board. As the holder of a majority of our outstanding shares, in accordance with our Articles of Incorporation and Bylaws, she is able to control who is elected to our Board. As our director, she is able to control who is appointed as our executive officer; thus, she is currently able to control the management of our corporation. In addition, Ms. Chang will have the ability to, by herself, approve most corporate actions requiring director or shareholder approval, including fundamental corporate changes, the setting of executive compensation, and the approval of corporate transactions. The interests of Ms. Chang may not, at all times, be the same as that of other shareholders, and as such, their reliance on her as the sole executive officer and director of our corporation may be disadvantageous to our minority stockholders.

We do not have any policies in place to protect our minority shareholders from any unilateral actions that may be taken by Chang Ya-Ping.

4. As a result of the concurrent offering by selling shareholders and Tiger, the offering by Tiger may not be fully subscribed.

Tiger and the selling shareholders will be offering their shares at the same time. The sale of shares by the selling shareholders is not contingent upon the Corporation selling the minimum offering. While we do not believe we will be approaching the same potential investors, it is possible that we will and, therefore, if there is a conflict, it is possible that we may not be able to fully subscribe our offering.

In addition, we may reach the minimum subscription level but fail to reach the maximum level as a result of the concurrent offering by the selling shareholders because we may inadvertently approach the same investor. In that event, it is possible that the overall proceeds available to Tiger may be lessened which may cause us to have less capital reserve for the completion of phase II of the exploration program or to not have adequate capital available to acquire an interest in additional projects.

5. Investors cannot withdraw their subscription; any and all funds received until the minimum subscription is reached will be held by the Corporation; We will not maintain an escrow account for the receipt of proceeds from the sale of our shares. Investors subscriptions which are received prior to our reaching the minimum subscription level could be subject to seizure by creditors. Although there is a minimum total number of shares that must be sold, we will not refund any money to you if we raise in excess of the minimum subscription. If we fail to start or complete our exploration program it is unlikely we will be able to raise additional financing in which case we will cease functioning.

Upon receipt of the subscription the funds will be held without deposit until such time as the minimum subscription level is reached at which time all funds received to date and from that date forward will be immediately deposited to the credit of the Corporation’s bank accounts and will be used as indicated herein. The subscription agreement states that should we not complete the minimum subscription within 180 days of the effective date of the registration statement, all funds will be returned to the respective subscribers. However, in the event that we became subject to financial seizure by creditors, any funds received, whether deposited to the credit of the Corporation’s accounts or not, would be subject to seizure and forfeiture by the investor.

There is a minimum number of 1,200,000 shares that must be sold in the primary offering. Any money we receive will be immediately appropriated by us if we sell in excess of the minimum subscription level. No money will be refunded to you if we sell the minimum. If we sell less than the minimum all of the subscribed for funds will be fully refunded. There are no minimum share purchase requirements for individual investors.

6. Director and officer is allowed to participate in the direct offer to purchase shares in order to achieve the minimum subscription level without limit as to the number of shares they may purchase.

Investors face the risk that our officer and director may purchase shares, without limit, in order to achieve the minimum subscription level and any purchases so made will further solidify her control over Tiger’s affairs. Investors face the risk that in the event there were, in the extreme, only a single subscriber to our offering, the director and officer would be allowed to subscribe for any shares outstanding in order to reach the minimum subscription level. This would leave the subscriber in a position where it may not be possible to resell the shares at any price at any time and the subscriber may face losing the entire value of the subscription.

7. We may, in the future, issue additional common shares which would reduce investors' percentage of ownership and may dilute the value of our shares.

Our Articles of Incorporation authorize the issuance of 400,000,000 shares of common stock. As of the date of this registration statement we had 6,500,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 393,500,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Tiger has agreed that it shall allot and issue 1,000,000 shares to Kiukiang upon completion of a phase I exploration program as recommended by a competent geologist with the proviso that the report recommends further work be carried out on the Tiger property; i.e. if the engineering reports recommends that a phase II exploration program be carried out, Tiger is obligated to issue 1,000,000 shares to Kiukiang which will further dilute the investor’s percentage of ownership.

Risks Associated With Doing Business in China

Various matters that are specific to doing business in China may create additional risks or increase the degree of such risks associated with our business activities. These risks are discussed below.

1. The Chinese legal system is different from the U.S. justice system. Most of the material agreements to which we or our affiliates are party or will be party in the future with respect to mining assets in the PRC are expected to be governed by Chinese law and some may be with Chinese governmental entities. The Chinese legal system embodies uncertainties that could limit the legal protection available to Tiger and its shareholders. The outcome of any litigation may be more uncertain than usual because: (i) the experience of the Chinese judiciary is relatively limited, and (ii) the interpretation of China’s laws may be subject to policy changes reflecting domestic political changes.

(a) Legal System - The Chinese legal system is a civil law system based on written statutes. Unlike common law systems (the system in the U.S.), it is a system in which decisions in earlier legal cases do not generally have precedential value. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign, such as Tiger, invested enterprises in China. However, these laws, regulations and legal requirements remain relatively recent and are evolving rapidly; their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign investors such as the right of foreign invested enterprises to hold licenses and permits such as business licenses. Because our business activities are located outside the U.S., it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against us or any of these persons or entities.

(b) Limited Interpretation - The laws that do exist are relatively recent and their interpretation and enforcement involve uncertainties, which could limit the available legal protections. Even where adequate Chinese law exists it may be impossible to obtain swift and equitable enforcement of such law or to obtain enforcement of judgments by a court of another jurisdiction. The inability to enforce or obtain a remedy under such agreements would have a material adverse impact on our operations.

The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign, such as Tiger, investment, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial property rights or to resolve commercial disputes is unpredictable. If our new business venture is unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction, in either of these cases, may be severely limited and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

(c) Taxation - Many tax rules are not published in China and those that are published can be ambiguous and contradictory, leaving a considerable amount of discretion to local tax authorities. There is no guarantee that the pursuit of economic reforms by the State will be consistent or effective and as a result, changes in the rate or method of taxation, reduction in tariff protection and other import restrictions, and changes in state policies affecting the mining industry may have a negative effect on our operating results and financial condition. A risk that investors must recognize is that the current rates of Chinese taxation may, in the future, change causing a negative impact on our investment in China which may render the project less economically viable or which may result in our inability to repatriate profits achieved from our Chinese operations. The laws are currently evolving as China moves forward with its latest economic plan but we can give no assurance to investors that in the future the tax laws will be as advantageous as they are today. What happens to investment in China is a question that can only be answered with time. At some point in the future Tiger may have to rethink and reorganize its investment plans and projects to minimize the tax costs.

(d) Corporate Organization – When we commence mining operations, which means we would have successfully proven reserves in such quality and sufficient quantity to ensure for a profitable mining operation, we would form a joint venture with Kiukiang which may involve either the formation of a Sino-foreign or domestic Sino corporate entity. Continuing efforts are being made to improve civil, administrative, criminal and commercial law in China especially since its accession into the WTO. This includes the development of laws governing foreign investment in China, including a regime for Sino-foreign cooperative joint ventures and increased foreign participation in mineral resource exploration and mining. Conversely, the laws were recently changed such that there is no taxation benefit to having a wholly foreign owned enterprise which further demonstrates the ongoing evolution of the Chinese economic model and system. The interpretation and enforcement of the laws of the PRC involve uncertainties which could limit the legal protections available to foreign investors, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. In addition, substantially all the assets of Sino corporations are located outside the U.S; as a result, there remains much uncertainty as to the future evolution of the laws in China and, therefore, it could be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against any of these persons or corporations.

(e) Foreign Investment – There are indications such as the Enterprise Income Tax Law of 2008 which indicate that China believes it is becoming more self sufficient and in most areas may no longer encourage foreign investment. Until we reach the formation of a joint venture we are going to have to carefully monitor the changes in the laws that may either encourage or discourage investment and may find, in time, that our investment in China will not provide any benefit to our shareholders.

(f) General – Until we formally enter into a joint venture with Kiukiang and have proven reserves on the Tiger Property all of our success in China will, in part, be based on the actions of Kiukiang. The risk to investors is that Kiukiang mishandles critical phases of the exploration and/or development of the property into the future resulting in losses or damages to Tiger. In addition, investors in Tiger risk that the existing laws of China will change over time as the country becomes more capitalist oriented and that some of those changes will have a deleterious effect on Tiger and its operations in China. What happens to investment in China is a question that can only be answered with time. At some point in the future Tiger may have to rethink and reorganize our investment plans and projects to minimize the tax costs. However, it must also be recognized that tax rates in China remain attractive in comparison to many competing nations.

2. The Chinese Enterprise Income Tax Law may have a material impact on our operations effectively causing a form of ‘double taxation’ if we enter into a formalized joint venture with Kiukiang in the future.

We have no reason to believe at the current time and given the status of the Corporation and its sole asset that the Enterprise Income Tax Law that was effective on January 1, 2008, will have any material effect on Tiger in the foreseeable future – at least not until a formal joint venture is entered into and we have established reserves that would indicate we have a potentially viable mining operation which is a number of years in the future. The Enterprise Income Tax Law pertains, for our current purposes, to wholly foreign owned entities, such as Tiger, and to the fact that under the law, there is no longer preferential tax treatment given to foreign investors. The concern for our investors is that the enterprise tax will become consolidated all the way back to the holding company which may mean a form of double taxation. Tiger is a foreign corporation and has no physical operations in China. Kiukiang is the only party under the option agreement directly facing China and its laws at the current time. However, when we commence mining operations and formalize a joint venture with a Chinese corporation, we will have to consider the issues at that time but since that is a number of years in the future and the Law will continue to evolve we cannot predict what the effect will be at that time. We will review the issue as we get closer to that event and will update the relevant disclosure in our future 10Q and 10K filings.

Where we refer to “foreign” as it pertains to Tiger being a foreign corporation we have indicated “such as Tiger” and where we otherwise refer to “foreign” we refer to a potential joint venture between Tiger and Kiukiang. Foreign generally means an enterprise or individual that is not legally bound to the PRC. Repatriation refers solely to the situation of the removal of Tiger’s funds invested in China to Tiger’s accounts in the United States.

3. Our sole officer and director, Ms. Chang Ya-Ping, is a resident and citizen of Taiwan which embodies uncertainties that could limit the legal protection available to Tiger’s shareholders.

Because Ms. Chang is a citizen and resident of Taiwan, in the event that U.S. investors sought service of process against Ms. Chang, it may be difficult for investors to effect service of process in the U.S., or to enforce a judgment obtained in the U.S. against Ms. Chang. Further, it would be difficult to enforce judgements against her which were obtained in U.S. courts based on the civil liability provisions of U.S. federal securities laws and enforcing judgements of U.S. courts based on civil liability provisions of U.S. federal securities laws in foreign courts against Ms. Chang would likewise be difficult as would the bringing of an original action in foreign courts to enforce liabilities based on those U.S. federal securities laws.

4. If, in the future, we were to enter into a joint venture with Kiukiang, such a joint venture would be considered a resident enterprise under the Enterprise Income Tax Law which, among other things, would face the risk of taxation on our global income and dividends.

We are not considered, at this time, a resident enterprise under the Enterprise Income Tax Law and will not be until such time as we formally enter into a Chinese joint venture with Kiukiang. Such a joint venture would not be formed until some extended period after the completion and evaluation of the second stage and later stages of exploration on our optioned exploration property which, at the very earliest, would be some time in 2015 following at least two additional significant phases of exploration where we had indications that there may be a ‘reserve’ as that term is defined under Industry Guide 7. There will be a significant period of time between the completion of phase II and the amount of additional exploration work that will be required to determine whether the property has merit and indications were confirmed that a ‘reserve’ existed on the property. Should the project progress to a certain point whereby reserves were indicated and we see that we would be engaged in property development, versus exploration, we would need to form a Chinese joint venture.

5. There are many risks to doing business in China that may affect our future business operations that would not apply or are at variance with operating in the United States. There are regulations that apply to foreign ownership, such as Tiger, to mergers and acquisitions by foreign investors and others that would affect currency conversion and on dividends. Each may or may not impact, to some degree, our operations should we form a Chinese joint venture and continue to explore and develop our optioned mineral property. Any of these risks could cause us

We may find that the future rulings in regards to foreign ownership of companies involved in our business may make it more restrictive than that which we see at the present time and may force us to cease operations in China should we either form a joint venture or seek a merger with another company to continue exploration on our optioned property. We may find it difficult to form a joint venture that would be satisfactory to the Chinese government in order to be able to carry out our long tern exploration and development goals. If we were not able to arrange for a joint venture that would be acceptable to the PRC we may not be able to recoup our investment in full or may have to terminate our operations and write off whatever investment we had made to that point. That may result in our having to cease operations or go out of business.

We may not be successful in our efforts to form a joint venture as a result of non-approval by regulatory authorities and may have to suspend or cease operations because all joint ventures to be entered into must be pre-approved by both the Ministry of Commerce (“MOC”) and the State Development and Reform Commission (“SDRC”) in Beijing or their provincial bureaus. The risk that we face is that for reasons that may not be known at this time or because of changes in the regulatory regime, we may not be able to enter into a formal joint venture in which case we would either have to seek a buyer for the project or simply abandon all our previous efforts and cease operation.

In the event that we were to be successful in developing a mining property with reserves and commenced full mining operations, we may not be able to repatriate our full investment in the project which may lessen dividends available to be paid to Tiger’s shareholders. Foreign currency exchange regulation in China is primarily governed by the Foreign Currency Administration Rules (1996), as amended, (the “Exchange Rules”) and Administration Rules of the Settlement, Sale and Payment of Foreign Exchange (1996), (the “Administration Rules”). Under the Exchange Rules, the Renminbi is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Conversion of Renminbi for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of the State Administration of Foreign Exchange (“SAFE”). Under the Administration Rules, companies in China with foreign investments may only buy, sell and/or remit foreign currencies at those banks authorized to conduct foreign exchange business after providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from the SAFE.

The State Administration of Foreign Exchange (the “SAFE”) promulgated Circular on Issues Relating to Foreign Exchange Administration of Equity Financings and Return Investments by Domestic Residents through Offshore Special Purpose Vehicles (“Circular 75” or the “Circular”) on October 21, 2005, which legalizes, and further regulates, the offshore holding company structure favored by private enterprises in their offshore fundraising activities with a view toward channeling foreign venture capital and private equity investments back into China’s private sector and took effect on November 1, 2005. The rules promulgated under this Circular may impact on our ability to form a Chinese joint venture in the future as well as our ability to invest in a Chinese project to the degree that we may require and may preclude us from the benefits of a joint venture. There appears yet to be a great deal of uncertainty as to how Circular 75 will be managed in the longer term. Since we are at least two to five years away from having to form a joint venture and having to deal with the ramifications of SAFE and Circular 75 we do not believe we are yet in a position to determine what we will do in the future; we will, however, have to be mindful of the implications of Circular 75 and monitor the changes that occur in the future.

The rules pertaining to acquisitions and mergers by foreign investors, such as Tiger, may impact our ability to operate long term in the PRC if we are successful in developing a mining project beyond the exploration stage and wish to merge with or be acquired by another entity because recently changed rules in China now require that both foreign investors and Chinese companies incorporated overseas must obtain approval for merger and acquisition activity from the Ministry of Commerce and we may not be able to obtain those approvals in the future which may jeopardize our long tern development plans.

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USE OF PROCEEDS
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Our offering is being made on a 1,200,000 share minimum and 2,000,000 share maximum basis. The net proceeds to us from the sale of up to 2,000,000 shares offered at a public offering price of $0.05 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $10,000 for legal, accounting, printing and other costs in connection with this offering (see “Other Expenses of Issuance and Distribution” in Part II). We will not receive any proceeds from the sale of shares by the selling shareholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

We have set a minimum 1,200,000 share sales amount based on an arbitrary management decision. We are working under a phased-in work program and a decision will be made at the end of each phase as to whether we will carry on to the work required in the next phase. Therefore, if the initial phase, or any subsequent phase, is unfavourable we will cease further work on the property. It is possible that we could cease further exploration after the expenditure of $30,000 with the completion of phase I and unfavourable results.

The table below shows how proceeds from the primary offering would be used for scenarios where our corporation sells various amounts of the shares and the priority of the use of net proceeds in the event actual proceeds are not sufficient to accomplish the uses set forth.

Percent of total shares offered		50%(min)		75%		100%(max)
Shares Sold		1,200,000		1,500,000		2,000,000
	$		$		$
Gross Proceeds from offering		60,000		75,000		100,000
Less offering expenses		10,000		10,000		10,000
Net offering proceeds		50,000		65,000		90,000

Use of Net Proceeds
Phase One Exploration
Geological Surveys, Grid & related		4,200		4,200		4,200
Trenching & related		2,200		2,200		2,200
Diamond Drilling		9,500		9,500		9,500
Sample Analysis & Assays		9,800		9,800		9,800
Geological Report on Phase I		3,800		3,800		3,800
Contingencies		500		500		500
Sub-total – Phase I Expenses		30,000		30,000		30,000

North American geoscientist – review of
Phase I work & U.S. conformity		10,000		10,000		10,000

Working Capital
Regulatory Costs (EDGAR, etc.)		1,000		1,000		1,000
Legal		5,000		5,000		5,000
Accounting		3,000		3,000		3,000
Other – Office & Miscellaneous		1,000		1,000		1,000
Reserve for Phase II		0		10,000		35,000
Repayment of advance by officer		0		15,000		15,000
Sub-total for Working Capital		10,000		35,000		60,000

Unallocated working capital *		0		0		0

Total Use of Proceeds		50,000		65,000		90,000

* Our unallocated working capital at August 31, 2011, was negative $10,677.

The net proceeds from the primary offering may be as much as $90,000, assuming all shares are sold, which we can't guarantee, after deducting $10,000 for estimated offering expenses including legal and accounting fees. We will use the proceeds for exploration and working capital. Working capital includes future general non-exploration expenses and costs such as legal, accounting and filing costs associated with keeping Tiger in good standing with appropriate regulatory authorities as well as office and related expenses and costs associated with raising additional capital for phase II, if warranted. We expect to spend between $30,000, based on completing only the first phase of a two-phase exploration program, and $60,000 to fully complete our two-phase exploration activities depending upon what we encounter in the exploration process and how far we progress on the scheduled exploration program. These sums are based on the technical report and are a reflection of local costs for the specified type of work.

If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement, loans or other undetermined means. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to do such in the future. If we need additional and can't raise it, we will have to suspend or cease operations.

Our current plans, predicated on raising at least $50,000, net, accomplished by the sale of the minimum of 1,200,000 shares of the offering as noted in the preceding table, calls only for the completion of phase I at a cost of $30,000 to Tiger. If phase I is not favourable, we will terminate the option and cease operations. If phase I is favourable we would then proceed to phase II at an estimated total cost of $100,000, which cost is, again, a reflection of local costs for the type of work program planned. We will proceed to phase II only if we are also successful in being able to secure the capital funding required to complete phase II. If phase II is not favourable, we will terminate the option and cease operations. Therefore, we expect to expend $30,000 on phase I, if and only if, we are able to raise at least $50,000, net, the minimum subscription level.

The advance of $15,000 made by Chang Ya-Ping, our sole officer, will only be repaid if we are successful in selling greater than 1,300,000 shares and raising in excess of $65,000, gross.

The use of the net proceeds table above describes the expenses that will be incurred in association with phase I of the projected exploration program. Phase II of the exploration program will not be formulated or implemented until the success of phase I has been evaluated to determine whether further exploration work is warranted. For this reason we will retain as working capital any sums not utilized in phase I until further financing is obtained for phase II assuming further exploration work is warranted.

Although we have a wide ranging projected exploration program, we do not know how much money will ultimately be needed for exploration. Our portion of the required exploration work for the projected initial two-phase program may cost up to $50,000 (of a total budget of $100,000) provided that results are favourable, decisions are made and financing is available to complete both phases of the work program. Further work must then be carried out to determine the extent of the mineralization, if any, and whether it might be economically viable to mine over the long term. Therefore, total costs of exploration are not limited to the initial two-phase exploration program.

The following table delineates the expenditures planned by both parties under the terms of the option agreement and the total amounts required under the program as recommended by the engineering report. It should be noted that the option agreement commits us to a certain minimum expenditure in order to earn our option under the agreement. We have separately committed to follow the advice of the engineering report which calls for a greater expenditure than the minimum required by the option agreement and both parties have verbally committed to such costs. The option agreement did not specify the specific expenditures to be made, just the total commitment to the exploration of the Tiger property. The engineering report delineated the specific cost elements. The engineering report did not commit to specifics of a second phase; the engineers (Poon Man Sin, Senior Engineer and Jiangxi Geological And Engineering Company) are of the opinion that until the results of phase I are available they are not willing to make specific recommendations as to a second phase.

	Planned under Option Agreement		Planned under Recommended Program
Phase I	Tiger	Kiukiang	Tiger	Kiukiang
Geological Surveys, Grid & related			$ 4,200	$ 4,200
Trenching & related			2,200	2,200
Diamond Drilling			9,500	9,500
Sample Analysis & Assays			9,800	9,800
Geological Report on Phase I			3,800	3,800
Contingencies			500	500
Total Phase I	$ 15,000	$ 15,000	$ 30,000	$ 30,000

Phase II
Specifics to be determined based on the results of Phase I
Total Phase II	$ 45,000	$ 45,000	$ 50,000	$ 50,000

Total Expenditures	$ 60,000	$ 60,000	$ 80,000	$ 80,000

The table above has been designed to show what the parties have verbally agreed to and what is planned under phases I and II of the recommended exploration program; however, it must be made clear, that Tiger is required to make its share of the funding available to Kiukiang under the agreement or Tiger stands to lose its interest in the project. Under the option agreement, Tiger has agreed to fund its 50% portion of the planned two phase exploration program. However, Kiukiang has only verbally agreed to fund its portion of the first phase of the exploration program and is under no written obligation to fund any work on the Tiger Gold Mining Property. In the event, Kiukiang were to fail to provide its portion of the funding for phase I, either Tiger would have to totally fund the phase (estimated at $40,000) or find a joint venture partner to pay a portion of the costs. If we are not successful in raising the required funding or finding a partner, we could be forced to abandon the project and cease operations.

The parties to the option agreement have agreed that Tiger will control the exploration work and that Kiukiang will contract for and carry out the physical work under the supervision of Tiger. Neither we nor Kiukiang have hired any engineers or geoscientists. When the financing contemplated under this registration statement has been completed Tiger will contract with a local company to conduct the first phase of exploration and will direct the exploration program with funding jointly provided by Tiger and Kiukiang.

Even if mineralization is found that would indicate long term exploration was warranted, we are a junior resource corporation without the necessary financial resources or contacts to be able to bring the property through the exploration stage. We would likely be required to locate working ventures with other exploration companies and have them contribute financially to the exploration and development plans. In the long term, we could look to sell the property to a major resource development corporation with the intention of keeping a small carried interest or we could sell our entire interest for cash and shares.

We will not be able to conduct exploration activities unless the minimum offering of 1,200,000 shares is sold. In addition, unless the minimum offering is sold, most of our paid in capital will have been utilized to pay the expenses of this offering.

It is possible that no proceeds may be raised from the primary offering. If less than the minimum number of shares are sold, we will have to delay or modify our plan. There can be no assurance that any delay or modification will not adversely affect our progress. If we require additional funds, as noted above, in order to develop our plan, such funds may not be available on terms acceptable to us.

Any funds not used for the purposes indicated will be used for general working capital. If less than the entire offering is completed, funds will be applied according to the priorities outlined above. For example, if only the minimum of $50,000, net, is received, the entire amount will be applied toward the exploration program and costs of the primary offering and quarterly and annual reports required under the Exchange Act. In addition, most of our existing working capital will be utilized. In the event that we raise funds greater than the minimum amount required to fund the first phase of exploration, any such additional funds not used will be used for general working capital. In the event that the first phase work is not favorable we will terminate the option. In that event any excess working capital will be used to maintain our standing with the various regulatory authorities until such time as we are able to restructure our operations and locate a new project. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares.

Our offering expenses are comprised of SEC and EDGAR filing fees, legal and accounting expenses, printing and transfer agent fees and any necessary state registration fees. Our selling director will not receive any compensation for their effort in selling our shares.

We intend to use the proceeds of the primary offering in the manner set forth above. No material amount of the proceeds are to be used to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

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DETERMINATION OF THE OFFERING PRICE
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Offering by Tiger Jiujiang Mining, Inc.

There has been no public market for the common shares of Tiger. The offering price should not be regarded as an indicator of the future market price of the securities.

The price of the shares we are offering was arbitrarily determined based on our internal assessment of what the market would support in order for us to raise a minimum of $60,000 and a maximum of $100,000, gross, in the primary offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

  our lack of business history;
  the proceeds to be raised by the offering;
  the amount of capital to be contributed by purchasers in the primary offering in proportion to the amount of stock to be retained by our existing shareholders, and;
  our relative cash requirements; see “Use of Proceeds” beginning on page 15.

Offering by Selling Shareholders

The selling shareholders are free to offer and sell their common shares at such times and in such manner as they may determine. The types of transactions in which the common shares are sold may include negotiated transactions. The sales will be at the same price as the shares being offered by Tiger – $0.05 per share. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that none have entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares. We will pay all of the expenses of the selling shareholders, except for any broker dealer or underwriter commissions, which will be paid by the individual shareholder. Any commissions or profits that broker-dealers or agents receive from the resale of the shares they purchase will be classed as underwriting commissions and discounts under the federal securities rules and regulations. Any selling shareholder, broker-dealer or agent that is involved in this offering will be an underwriter. None of the selling security holders are broker-dealers nor affiliates of broker-dealers. The offering by the selling shareholders will be for a period of 180 days from the effective date.

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DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
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“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of the primary offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Because we have arbitrarily set the price higher than the book value of the existing shares, the book value of all the shares after the distribution of shares pursuant to the primary offering will be lower than the price of the shares pursuant to the primary offering. Dilution of the value of the shares you purchase is a result of the lower book value of the shares held by our existing shareholders.

Our net book value prior to the primary offering, based on our August 31, 2011, financial statements was approximately negative $10,677 or $(0.00) per common share. Prior to selling any shares in the primary offering, we had 6,500,000 shares of common stock outstanding comprised of 5,000,000 shares, at a price of $0.001 per share, which were purchased by the founding shareholder for $5,000 in cash and 1,500,000 shares which were purchased by five individuals for $15,000 in cash, at a price of $0.01

All placees to the private placement were either business associates or friends of the director; otherwise there is no affiliation between Ms. Chang and any other shareholder to the private placement. Cheng Ji and Pak Tat Wong are classed as accredited investors; the balance are not. They do not act in concert in any way, shape or form in their holding of securities and each maintains his own account and broker-dealer relationship(s). Ms. Chang identified all the purchasers and personally contacted each. All were provided with an Offering Memorandum.

We are now offering a minimum of 1,200,000 shares and a maximum of 2,000,000 shares at a price of $0.05 per share. If all the shares being offered are sold, we will have 8,500,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to the receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value is reflected in the following table which sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares based upon various levels of sales achieved:

Dilution Table

Percent of Offering Sold		60% (Min)	75%	100% (Max)
Shares sold		1,200,000	1,500,000	2,000,000
Public offering price/share		$0.05	$0.05	$0.05
Net tangible book value/share prior to offering		$0.00	$0.00	$0.00
Net proceeds *		$50,000	$65,000	$90,000
Total shares outstanding		7,700,000	8,000,000	8,500,000
Increase due to new shareholders	Per Share	$0.01	$0.01	$0.01
	Total $	$60,000	$75,000	$100,000
Dilution to new shareholders	Total $	$53,880	$64,800	$81,300
	Per share	$0.05	$0.04	$0.04
	%	89.8%	86.4%	81.3%
Post offering net tangible book value/ share		$0.01	$0.01	$0.01

*	[Net Proceeds] It is possible that we may not sell the minimum of 1,200,000 shares, in which case the proceeds to Tiger will be $0.00.

Comparative Data

The following table sets forth with respect to existing shareholders and new investors, a comparison of the number of shares of common stock acquired from Tiger, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Founding shareholder If 60% sold (min) If 75% sold If 100% sold (max)	5,000,000 5,000,000 5,000,000	64.9 62.4 58.7	$5,000 $5,000 $5,000	6.3 5.3 4.2	$0.001 $0.001 $0.001
Existing shareholders If 60% sold (min) If 75% sold If 100% sold (max)	1,500,000 1,500,000 1,500,000	19.5 18.8 17.6	$15,000 $15,000 $15,000	18.7 15.8 12.5	$0.01 $0.01 $0.01

New shareholders If 60% sold (min) If 75% sold If 100% sold (max)	1,200,000 1,500,000 2,000,000	15.6 18.8 23.5	$60,000 $75,000 $100,000	75.0 78.9 83.3	$0.05 $0.05 $0.05
Total If 60% sold (min) If 75% sold If 100% sold (max)	7,700,000 8,000,000 8,500,000	100% 100% 100%	$80,000 $95,000 $120,000	100% 100% 100%	$0.01 $0.01 $0.01

Upon completion of the primary offering, assuming all shares are sold, the net tangible book value of the 8,500,000 shares that will then be outstanding will be approximately $79,323, or $0.01 per share. The net tangible book value of the shares held by our existing shareholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.05 per share to $0.01 per share.

After completion of the primary offering, assuming all shares are sold, new shareholders will own approximately 23.5% of the total number of shares then outstanding, shares for which they will have made a cash investment of up to $100,000. Existing shareholders will own approximately 76.5% of the number of shares then outstanding, for which they will have made contributions of cash, totaling $20,000, or approximately $0.00 per share.

The following table compares differences in your investment in shares with the investment of existing shareholders.

Existing Stockholders	If 60% of offer sold [1]	If 100% of offer sold [1]

Price per Share	$0.00	$0.00
Net tangible book value before offering	$(10,677)	$(10,677)
Net tangible book value after offering	$39,323	$79,3232
Increase to present Stockholders in NTBV/Share after offering	$0.00	$0.01
Capital contributions	$20,000	$20,000
Number of Shares Outstanding before the offering	6,500,000	6,500,000
Number of Shares after offering held by Existing Stockholders	6,500,000	6,500,000
Percentage of ownership after offering	84.4%	76.5%

Purchasers of Shares in the primary offering
Price per Share	$0.05	$0.05
Dilution per Share	$0.05	$0.04
Capital contributions	$60,000	$100,000
Number of Shares after offering held by public investors	1,200,000	2,000,000
Percentage of ownership after offering	15.6%	23.5%
Dollar dilution to new investors	$53,880	$81,300

[1]	Assuming the offering shareholders sell all of their shares being offered and do not subscribe for additional shares under this prospectus.

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SELLING SECURITY SHAREHOLDERS
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The selling shareholders named in this prospectus are offering 1,500,000 shares of common stock, in addition to the 1,200,000 minimum and 2,000,000 maximum shares of common stock that Tiger is offering. The shares being offered by the selling shareholders were acquired from us at a price of $0.01 per share in an offering that was exempt from registration pursuant to Rule 903 of Regulation S of the Act and completed on February 28, 2010. The selling shareholders have furnished all information with respect to share ownership. The shares being offered are being registered to permit public secondary trading of the shares and each selling shareholder may offer all or part of the shares owned for resale from time to time. The offering by the selling shareholders will be for a period of 180 days from the effective date. A selling shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor are the selling shareholders obligated to sell all or any portion of the shares at any time. Therefore, no estimate can be given by Tiger as to the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling shareholders upon termination of the offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  the identity of the beneficial owner of any entity that owns the shares.
  the number of shares owned by each prior to this offering;
  the total number of shares that are to be offered by each shareholder;
  the total number of shares that will be owned by each upon completion of the offering;
  the percentage owned by each upon completion of the offering.

To the best of our knowledge, the named parties in the table beneficially own and have sole voting and investment power over all shares or rights to their shares. Also in calculating the number of shares that will be owned upon completion of this offering, we have assumed that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock and have assumed that the maximum 2,000,000 shares being offered by us and all shares being offered by the selling shareholders are sold. We have based the percentage owned by each on 8,500,000 shares, consisting of 6,500,000 shares of common stock outstanding as of the date of this prospectus plus a maximum of 2,000,000 common shares that we are intending to sell pursuant to the primary offering.

Beneficial ownership is determined in accordance with the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power or investment power, which includes the power to vote or direct the voting of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. None of the selling shareholders are related to our officer and director, i.e., none are family members; all are friends (4) or business associates (1).

Name and Address of Selling Shareholder [1]	Shares Owned Prior to this offering	Total Number of Shares to be Offered for Selling Shareholder’s Account	Total Shares to be Owned Upon Completion of this offering	Percent Owned Upon Completion of this offering [2]
Pak Tat Wong 6Fl., 293 Fang Ji West Road Taipei City, Taipei, Taiwan	300,000	300,000	0	0
Cheng Ji 49 Shao Cun Du Road Taipei City, Taiwan 811	300,000	300,000	0	0
Singh Sodi Ste 577 – 1593 Wu Jin Road Shongshan, Taiwan	300,000	300,000	0	0
T. A. Jackson 39 – 1102 Jiang Pu Road Jhongshan, Taiwan	300,000	300,000	0	0
Albert Duffy 227 - 2031 Yian Jiu Yuan Hw Huangshan, Anhui, China	300,000	300,000	0	0

(1)

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling security holders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)

Applicable percentage of ownership is based on 6,500,000 common shares outstanding as of August 31, 2011, and the date of this registration statement plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) of the Exchange Act.

To our knowledge, none of the selling shareholders:

  has had a material relationship with Tiger Jiujiang Mining, Inc. other than as a shareholder as noted above within the last three years;
  has ever been an officer or director of Tiger Jiujiang Mining, Inc;
  is a broker-dealer registered under the Exchange Act, or an affiliate of such a broker-dealer.

None of the selling shareholders are related to our officer and director.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make the statements not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

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PLAN OF DISTRIBUTION, TERMS OF THE OFFERING
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(a) The Offering will be Sold by Our Director

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis; 1,200,000 shares minimum, 2,000,000 shares maximum. The offering price is $0.05 per share. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. Once the minimum subscription level of 1,200,000 shares has been reached, all money received from the offering will be immediately used by us and there will be no refunds. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares but will not deposit subscription funds until such time as the minimum subscription level is achieved. If we fail to sell the minimum number of shares all subscriptions will be promptly refunded in full. The offering will be for a period of 180 days from the effective date. There is no minimum share purchase requirement for individual investors. Tiger’s officer and director is permitted to purchase shares in the offering in order to reach the minimum offering amount ; there are no limitations on the number of shares that the officer and director may purchase under the offering. Any purchases made by the officer and director in an effort to reach the minimum subscription level would be for investment purposes only and would not be done with the intent to resell.

We will sell the shares in the primary offering through our director, Chang Ya-Ping. She will receive no commission from the sale of the shares nor will she register as a broker-dealer pursuant to Section 15 of the Exchange Act in reliance upon Rule 3(a)4-1 which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Ms. Chang satisfies the requirements of the Rule in that:

  none of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and, none of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
  none of such persons is, at the time of his participation, an associated person of a broker-dealer; and
  all of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As Tiger’s director will sell the shares being offered, Regulation M prohibits Tiger, its officer and director from certain types of trading activities during the time of distribution of Tiger’s securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock until the distribution of securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

An investor purchasing shares from Tiger as part of the Corporation’s offering will solely be involved in a transaction with our director as a representative of Tiger and all payments will be made only to Tiger Jiujiang Mining, Inc.

(b) Offering by the Selling Shareholders

This prospectus is part of a registration statement that enables the selling security holders to sell their shares on a continuous or delayed basis for a period of six months after this registration statement is declared effective. The selling security holders may sell some or all of their common stock in one or more transactions, including block transactions:

  on such public markets as the common stock may from time to time be quoted;
  in privately negotiated transactions;
  through the writing of options on the common stock;
  in short sales; or
  in any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share through the offering period indicated under this registration statement. Although we intend to apply to have our common stock quoted, a public market for our shares may never materialize.

The selling security holders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling security holders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling security holders will likely pay the usual and customary brokerage fees for such services. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holders named in this prospectus. An investor purchasing shares from a selling shareholder will make payment to that individual or, if the sale is made through an intermediary such as a broker dealer, payment will be made to the intermediary on behalf of the seller or the selling shareholder as is indicated by the seller. No payments will be made to or handled by Tiger on behalf of the selling shareholders.

Duties of the Selling Shareholders

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of their common stock. The selling security holders and any broker-dealers who execute sales for the selling security holders will be “underwriters” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders will be engaged in a distribution of common stock and, therefore, be considered to be an underwriter, they must comply with applicable law and may, among other things:

  not engage in any stabilization activities in connection with our common stock;
  furnish each broker or broker-dealer through which shares may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or broker-dealer; and
  not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

Regulation M

The selling security holders should be aware that the anti-manipulation provisions of Regulation M of the Exchange Act will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of shares. We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. Accordingly, the selling security holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling security holders have been advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC. All of the foregoing may affect the marketability of the shares offered in this prospectus.

Costs of registration of common stock

Tiger is bearing all costs relating to the registration of the common stock. As of the date of this registration statement, we have expended approximately $8,000 of the estimated $10,000 cost of this offering. We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by the selling shareholders will, however, be borne by such selling shareholders or by another party selling such common stock.

(c) Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the SEC and continue for a period of 180 days.

(d) Procedures for Subscribing to Primary Offering

If you decide to subscribe for any shares in the primary offering, you must execute and deliver a subscription agreement; and
  deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Tiger Jiujiang Mining, Inc.”. We do not intend to establish an escrow account for the receipt of funds from the sale of our shares under our offering. It is possible, therefore, that investors may lose their entire investment notwithstanding the refund because the funds will not be held in an escrow account and potentially could be subject to claims of creditors. In the event that our assets became subject to financial seizure by creditors, any funds received, whether deposited to the credit of the Corporation’s accounts or not, would be subject to seizure and forfeiture by the investor.

Upon receipt and until the minimum subscription (1,200,000 shares) is reached, all funds provided to Tiger as subscriptions will be held by Tiger. Upon reaching the sale of the minimum subscription level of one million shares all of the subscribed funds will immediately be deposited into the Corporation’s bank account. Thereafter, all funds provided as subscriptions will be deposited into the Corporation’s bank account. In the event we are unable to complete the minimum subscription level, all funds will be promptly returned to the subscriber once the determination is made that the minimum subscription level has not been and will not be reached. No interest will be paid on the subscription funds nor will any deductions be made from the deposited funds and the full amount of the subscriber’s investment will be returned to the investor.

The terms of the subscription agreement are as follows:

  each subscriber is to complete, execute and deliver to Tiger the subscription agreement. The Board will review the materials and, if the subscription is accepted, Tiger will execute the subscription agreement and return a copy of the materials to the investor with an acknowledgment of the acceptance of the subscription.
  Tiger shall have the right to accept or reject any subscription, in whole or in part.
  payment for the amount of the shares subscribed for shall be made by delivery of a check or wire transfer of available funds to “Tiger Jiujiang Mining, Inc.” at the address set forth. There is a minimum of 1,200,000 shares which must be sold as a condition precedent to the closing. No deposits of subscribers’ funds will be made until and unless the minimum subscription level of one million shares is achieved. There are no minimum share purchase requirements for individual investors.

(e) Right to Reject Subscriptions

Tiger maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

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DESCRIPTION OF SECURITIES TO BE REGISTERED
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The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our Articles of Incorporation and our Bylaws which are included as exhibits to this registration statement.

(a) Common Shares

Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

  have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board;
  are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
  do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
  are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or “pari passu”, each with the other, as to all benefits which might accrue to the holders of the common shares. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 17-16-702 of the Wyoming Business Corporations Act, (the “WBCA”) and Tiger’s Bylaw 1.02, at least twenty percent (20%) of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Corporation in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action, provided, however, that directors shall be elected by a plurality of the votes of the shares present at the meeting and entitled to vote (“plurality” means the excess of the votes cast for one candidate over any other; when there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality). Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities.

All shares of common stock now outstanding are fully paid for all shares of common stock which are the subject of the primary offering, when issued, will be fully paid. We refer you to our Articles of Incorporation and Bylaws which form a part of this registration statement and to the applicable Wyoming statutes for a more complete description of the rights and liabilities of holders of our securities.

As of August 31, 2011, Tiger had issued 6,500,000 common shares for total consideration of $20,000. We issued 5,000,000 shares of common stock through a Section 4(2) exemption on January 31, 2010, to Chang Ya-Ping for cash consideration of $5,000. We issued 1,500,000 shares of common stock through a Regulation S offering in February, 2010 for cash consideration of $15,000 to a total of five (5) subscribers. All of the shares issued to date are restricted and can only be transferred, mortgaged, pledged or otherwise disposed of under Rule 144.

All registered shareholders are entitled to receive a notice of any Tiger general or annual meeting to be convened. At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every shareholder who is present in person and entitled to vote has one vote, and on a poll every shareholder has one vote for each common share of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of the management of Tiger, at the date hereof, Ms. Cheng is the only person to exercise control, directly or indirectly, over more than 10% of Tiger’s outstanding common shares (see “Security Ownership of Certain Beneficial Owners and Management” on page 36).

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect a director.

Dividends

As of the date of this registration statement, we have not paid any dividends to shareholders. There are no dividend restrictions in our Articles of Incorporation or our Bylaws that limit our ability to pay dividends on our common stock. The declaration of any future dividend will be at the discretion of our board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business.

(b) Debt Securities

As of the date of this registration statement, Tiger does not have any debt securities.

(c) Stock Options

Tiger has no stock option plan for officers, directors, employees or consultants and no options have been issued.

(d) Warrants and Options

As of the date of this registration statement, there are no outstanding stock purchase warrants, options or other convertible securities issued or outstanding.

(e) Preferred Stock

Our Articles of Incorporation do not have an authorized class of preferred stock

(f) Restricted Securities

Tiger issued 5,000,000 shares to Chang Ya-Ping at a price of $0.001 per share for total consideration of $5,000 in January, 2010 which were paid for in cash. Under the Securities Act, these shares can only be re-sold under the provisions of Rule 144.

When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation D or Regulation S offerings or through employee stock benefit plans, as compensation for professional services, or in exchange for providing “seed money” or start-up capital to a corporation.

Under Rule 144 a shareholder, including an affiliate of Tiger, may sell shares of common stock if they follow the applicable conditions set forth in the Rule. The rule is not the exclusive means for selling restricted or control securities, but provides a “safe harbor” exemption to sellers. The rule's five conditions can be summarized as follows:

1.

Holding Period - Before any restricted securities may be sold in the marketplace, they must be held for a certain period of time. If the company that issued the securities is subject to the reporting requirements of the Exchange Act, then they must hold the securities for at least six months. If the issuer of the securities is not subject to the reporting requirements, then they must hold the securities for at least one year (the relevant holding period begins when the securities were bought and fully paid for). The holding period only applies to restricted securities. Because securities acquired in the public market are not restricted, there is no holding period for an affiliate who purchases securities of the issuer in the marketplace. But the resale of an affiliate's shares is subject to the other conditions of the rule.

Additional securities purchased from the issuer do not affect the holding period of previously purchased securities of the same class. If they purchase restricted securities from another non-affiliate, they can tack on that non-affiliate's holding period to their holding period. For gifts made by an affiliate, the holding period begins when the affiliate acquired the securities and not on the date of the gift. In the case of a stock option, such as one an employee receives, the holding period begins as of the date the option is exercised and not the date it is granted.

2.

Adequate Current Information - There must be adequate current information about the issuer of the securities before the sale can be made. This generally means that the issuer has complied with the periodic reporting requirements of the Exchange Act.

3.

Trading Volume Formula - If an affiliate, the number of equity securities that may be sold during any three- month period cannot exceed the greater of 1% of the outstanding shares of the same class being sold, or if the class is listed on a stock exchange or quoted on NASDAQ, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of sale on Form 144. Over-the- counter stocks, including those quoted on the OTC-BB and Pink Sheets, can only be sold using the 1% measurement.

4.

Ordinary Brokerage Transactions - If an affiliate, the sales must be handled in all respects as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

5.

Filing a Notice of Proposed Sale With the SEC - If an affiliate, notice must be filed with the SEC on Form 144 if the sale involves more than 5,000 shares or the aggregate dollar amount is greater than $50,000 in any three-month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

If Not an Affiliate of the Issuer, What Conditions of Rule 144 Must Be Complied With? - If not (and have not been for at least three months) an affiliate of the company issuing the securities and have held the restricted securities for at least one year, the securities may be sold without regard to the above conditions. If the issuer of the securities is subject to the Exchange Act reporting requirements and the holder has held the securities for at least six months but less than one year, the securities may be sold as long as the current public information condition is satisfied.

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INTEREST OF NAMED EXPERTS AND COUNSEL
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An “expert” is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. “Counsel” is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingent basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Our audited financial statements for the period from inception on January 28, 2010, to February 28, 2011, included in this prospectus have been audited by Gruber & Company, LLC, 99 Saybridge Manor Parkway, Lake St. Louis, MO 63367 as set forth in their report included in this prospectus. The report of Gruber & Company is included in reliance upon their authority as experts in accounting and auditing.

The Report of Ores Exploration at the Tiger Gold Property, Ruichang City, Jiujiang, China dated January 23, 2010, was authored by Poon Man Sin, Senior Engineer and Head of Mining Exploration of Jiangxi Geological and Engineering Company, Ruichang City, Jiujiang, China.

Counsel

The legal opinion rendered by Jeffrey Nichols, Attorneys and Counselors At Law, of 811 – 6th Avenue, Lewiston, Idaho 83501 regarding the Common Stock of Tiger Jiujiang Mining, Inc. registered on Form S-1 is as set forth in their opinion letter dated August 12, 2010, included in this registration statement.

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BUSINESS DESCRIPTION
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CORPORATE ORGANIZATION AND HISTORY WITHIN LAST FIVE YEARS

We were incorporated in the State of Wyoming on January 28, 2010, and established a fiscal year end of February. Our statutory registered agent's office is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001 and our business office is located at 6F, No.81 Meishu East 6 Road, Kaohsiung, Taiwan 804. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of the primary offering.

Chang Ya-Ping may be described as “promoter” as defined in Rule 405 of the Securities Act by virtue of her role in founding and organizing our corporation. Ms. Chang has been involved in those transactions with us described under the heading “Certain Relationships and Related Transactions,” on page 43 and has served as our sole officer and director since January 28, 2010.

BUSINESS DEVELOPMENT

We are an exploration stage Corporation engaged in the acquisition and exploration of mineral properties. We own an option to acquire a 50% undivided interest in the Tiger Gold Property in northern Jiujiang Province, China that we refer to as the “Tiger property”. We intend to conduct mineral exploration activities in order to assess whether it contains any commercially exploitable mineral reserves. There are no known mineral reserves on the property.

We have not earned any revenues to date. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in the following discussion is the geology report prepared by Poon Man Sin, Senior Engineer, Jiangxi Geological and Engineering Company who graduated from Guangzhou Geosciences Institute, with the approximate educational equivalency of a U.S. designated geological engineer and the approximate designation of a Professional Geoscientist (P. Geo.) or Professional Engineer (P. Eng.), who authored the “Report of Exploration at the Tiger Gold Property” dated January 23, 2010 (the “Report”) at the request of the owners - Kiukiang.

There is the likelihood of the Tiger property containing little or no economic mineralization or reserves of gold and other minerals. We are in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposit exists, that we will discover commercially exploitable levels of mineral resources, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether the Tiger property possesses commercially exploitable mineral deposits. If it does not contain any reserves all funds that we spend on exploration will be lost.

The parties to the option agreement have agreed that Tiger will control the exploration work and that Kiukiang will contract for and carry out the physical work under the supervision of Tiger. They are located in the area and have ready access to labor and equipment and are familiar with local conditions. When the financing contemplated under this registration statement has been completed Tiger will contract with a local company to conduct the first phase of exploration and will direct the exploration program with funding jointly provided by Tiger and Kiukiang.

We have a specific business plan to complete phase I of our exploration program based on the success of the primary offering and a specific timetable and have no intention of entering into a merger or acquisition within the next twelve months.

ACQUISITION OF THE TIGER GOLD PROPERTY

On February 22, 2010, as amended on May 2, 2011, we entered into an option agreement to finance a two-phase exploration program whereby we can earn a 50 percent or greater interest in the Tiger gold exploration property in northern Jiujiang Province, China. The Option To Purchase And Royalty Agreement is with Kiukiang Gold Mining Company of Jiujiang City, Jiujiang, China, the beneficial owner, an arms-length Chinese corporation whereby we can acquire an interest by making certain expenditures and carrying out certain exploration work. The property is in good standing until December 8, 2012.

Under the terms of the agreement and the amendment, Kiukiang granted to Tiger the right to acquire 50% of the right, title and interest of Kiukiang in the property, subject to its receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

(a)	Tiger contributing exploration expenditures on the property of a minimum of $15,000 on or before May 31, 2012;

(b)	Tiger contributing exploration expenditures of a further US $45,000 for aggregate minimum contributed exploration expenses of $60,000 on or before May 31, 2013;

(c)

Tiger shall allot and issue 1,000,000 shares in the capital of Tiger to Kiukiang upon completion of a phase I exploration program as recommended by a competent geologist with the proviso that the report recommends further work be carried out on the Tiger property;

(d)	Tiger will pay to Kiukiang an annual royalty equal to three percent (3%) of Net Smelter Returns;

(e)	Upon exercise of the option, Tiger will pay to Kiukiang $25,000 per annum commencing on May 31, 2015, as prepayment of the NSR; and

(f)

Tiger has the right to acquire an additional 25% of the right, title and interest in and to the property by the payment of $10,000 and by incurring an additional $50,000 in exploration expenditures on or before May 31, 2014.

Further, the Agreement and the Option will terminate:

(a)	on May 31, 2012 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a minimum of US $20,000 on the Property;

(b)	on May 31, 2013 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a cumulative minimum of US $60,000 on the Property;

(c)	at 11:59 P.M. on May 31 of each and every year, commencing on May 31, 2015, unless Tiger Jiujiang has paid to Kiukiang the sum of US $25,000 on or before that date.

If the results of phase I are unfavourable, we will terminate the option agreement and will not be obligated to make any subsequent payments. Similarly, if the results of phase II are unfavourable, we will terminate the option and will not be obligated to make any subsequent payments.

To date we have not performed any work on the Tiger property nor have we spent any money on research and development activities.

The property is unencumbered and there are no competitive conditions which affect it. Further, there is no insurance covering the property. We believe that no insurance is necessary since it is unimproved and contains no buildings or improvements.

PROPOSED EXPLORATION PROGRAM – PLAN OF OPERATION

Our business plan is to proceed with initial exploration of the Tiger property to determine if there are commercially exploitable deposits of gold. We plan a two-phase exploration program to properly evaluate the potential of the property. We must conduct exploration to determine if gold exists and if any is found it can be economically extracted and profitably processed. We do not claim to have any ores or reserves whatsoever at this time.

We anticipate that our portion of the phase I planned geological exploration program will cost $30,000 (which is 50% of the totally budgeted cost of $60,000) and is a reflection of local costs for the specified type of work. Phase I may require up to six weeks for the base work and an additional three to four months for analysis, evaluation of the work completed and the preparation of a report. Costs for phase I are made up of wages, fees, geological and geochemical supplies, assaying, equipment, diamond drilling and operation costs. It is our mutual intention to carry the work out in 2011, predicated on completion of the offering described in this registration statement. We will assess the results of this program upon receipt of an appropriate engineering or geological report. It is our intention to retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program and to author a report to American standards for future capital raising. No agreements to retain such an engineer or geoscientist have been entered into as of the date of this registration statement. We had $5,473 in cash reserves as of August 31, 2011. Accordingly, we will not be able to proceed with the first phase of the exploration program without additional financing. A detailed outline of the proposed timetable can be found on page 38 under the heading “Management’s Discussion, Analysis of Financial Condition and Results of Operations”.

If we are unable to sell any of the securities under the primary offering, we would be required to suspend our operations. We have not entered into any arrangements with creditors for unpaid expenses incurred in undertaking this offering.

Phase II will not be carried out until 2012 and will be contingent upon favourable results from phase I and specific recommendations of a professional geoscientist based on those results. Favourable results means that a geoscientist, engineer or other recognized professional states that there is a strong likelihood of value being added by completing the next phase of exploration, makes a written recommendation that we proceed to the next phase of exploration, a resolution is approved by the Board indicating such work should proceed and that it is feasible to finance the next phase of the exploration. Phase II will be directed towards additional trenching on selected areas and further diamond drilling and may require up to six weeks work; total costs will be approximately $100,000, with Tiger’s portion being $50,000, comprised of wages, fees, trenching, diamond drilling, assays and related. The cost estimate is based on local costs for the specified type of efforts planned. A further three to four months may be required for analysis, evaluation of the work accomplished and the preparation of a report.

Offices

Our offices are located at 6F, No.81 Meishu East 6 Road, Kaohsiung, Taiwan 804.

REPORTS TO SECURITYHOLDERS

As a result of the filing of this registration statement, Tiger is obligated to file with the SEC certain interim and periodic reports including an annual report containing audited financial statements. We will send an annual report, including audited financial statements, only to shareholders who request such.

In addition, under Section 15(d) of the Exchange Act, Tiger will be required to electronically file annual (10K) and quarterly (10Q) reports, current reports (8-K), and other information with the SEC through the EDGAR Internet site that contains information regarding issuers that file with the Commission. The SEC website is http://www.sec.gov and EDGAR is located at http://www.sec.gov/edgar. Further, the public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Tiger does not have an Internet address but has reserved “tigerjiujiangmining.com” for future use.

OTHER

Research &Development Expenditures

We have not engaged in any research and development activities since our inception and do not expect to engage in any research and development activities in the foreseeable future.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

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DESCRIPTION OF THE PROPERTY UNDER OPTION
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(a) Exploration Properties

On February 22, 2010, as amended on May 2, 2011, we entered into an option agreement to finance a two-phase exploration program whereby we can earn a 50% or greater interest in the Tiger gold property which is located in northern Jiujiang Province, China. The option agreement is with Kiukiang Gold Mining Company of Ruichang City, Jiujiang, China, an arms-length resident of China, the beneficial owner. We may acquire a 50% or greater interest in the Tiger property consisting of a claim block covering 9.73 sq. km or 2,402 acres, through funding our portion of the costs of a planned two-phase exploration program on the property. We have no holdings other than an option to acquire an interest in the property.

In 2007, the current owners acquired the exclusive right to explore the property from the Chinese government. Based on previous survey work and their own investigation of the property they compiled a base geological report which was updated in 2009. Tiger has not performed an independent assessment and as such cannot verify the accuracy of any of the information provided. Kiukiang holds the rights which thereby gives them or their designated agent or joint venture partner, the right to mine and recover all of the metals contained within the surface boundaries of the property continued vertically downward.

As with the preceding, if Kiukiang were to grant an option to another party, that party would be able to enter the property, carry out certain work commitments and earn right and title; we would have little recourse as we would be harmed, would not own any property and would have to cease operations. However, in either event, Kiukiang would be liable to us for monetary damages for breach of the option agreement under the laws of Wyoming. The extent of that liability would be for our out of pocket costs for expenditures on the property, if any, in addition to any lost opportunity costs if it proved to be of value in the future. Although we would have recourse against Kiukiang in the situations described, there is a question as to whether that recourse would have specific value. The reader is referred to risk 5 under the heading Risks Associated with Tiger Jiujiang Mining, Inc., Our Financial Condition and Our Business Model on page 9.

Under Chinese law, if the option were to be exercised and a portion of the deed of ownership were to be recorded in our name it would be necessary that a joint venture be formed between ourselves and Kiukiang as Chinese law forbids direct foreign ownership of the property meaning that Tiger would not be allowed to own the property on its own as we are a foreign corporation, i.e. incorporated outside of the PRC. We would have to pay to form a Chinese joint venture company which would involve establishing a subsidiary in China that would be governed solely by Chinese law and which would necessitate a board of directors, a majority of which would have to be residents of China, and obtain audited financial statements for that corporation. We have decided that in the event that gold is discovered and it appears that it might be economical to remove the gold, we will form the joint venture company, record the deed of ownership and pay additional taxes. The decision is ours solely.

Location of the Property Under Option

The attached Property Location Map indicates approximately where the claim blocks are located west of Ruichang City in northern Jiujiang.

Physiography, Location and Access

The Tiger property is located 20 km west of Ruichang City which is approximately 400 km west of Shanghai and is governed under the Ruichang Township of Jiujiang Province.

Regional Geology

The exploration area is located at the southeast edge of the Yangtze and Jiangnan platforms in the northwestern slopes of the deep fracture belts in the northwest of Jiangxi Province. The exposure of the stratums in this area is mainly in the form of metamorphic rocks which were laid down in the times of Proterozoic or Later Proterozoic Eras of the Shuangqiao Mountain Group and the Climbing Mountain Group. The geological structure is well developed and magmatic actives are frequent which has provided good formative conditions for gold ore depositions. These are all indicators of the possible presence of gold in the area. Three sites of potential interest have been located and received minor exploration work consisting of pitting, geology, sampling and a magnetic survey. These sites will become the focus of exploration during phase I.

In 2009, in order to further explore and define the prospect, Kiukiang engaged the Jiangxi Geological and Engineering Company, a locally based geological and engineering group to develop the property area and to expand the exploration to other sections outside the previously worked explored areas which had recently been acquired by Kiukiang.

Previous Work

No previous work has been performed on the property by Tiger.

Our Proposed Exploration Program – Plan of Operation

Our business plan is to proceed with the initial exploration of the Tiger property to determine if there are commercially exploitable deposits of gold and silver. Poon Man Sin, Senior Engineer authored the Report in which his firm recommends a two-phase exploration program to properly evaluate the potential of the property. We must conduct exploration to determine if gold exists and if any gold which is found can be economically extracted and profitably processed.

We do not claim to have any ores or reserves whatsoever at this time on our optioned property.

We anticipate that our portion of phase I of the recommended geological exploration program will cost $30,000 of a total $60,000 planned expenditure with the balance being funded by Kiukiang based on the Report which is a reflection of local costs for the specified type of operation. We had $5,473 in cash reserves as of August 31, 2011. Accordingly, we will not be able to proceed with the exploration program without additional financing.

It is our intention to retain the services of the Jiangxi Geological and Engineering Company and Mr. Poon prior to commencement of work to complete the first phase of the work program in 2011, predicated on completion of the offering described in this document. Neither we nor Kiukiang have retained any engineers or geoscientists. We will assess the results of this program upon receipt of the report. The cost estimates for this and other phases of the work program are based on the Report’s recommendations and reflect local costs for this type of work. The parties to the option agreement have agreed that Tiger will control the exploration work and that Kiukiang will contract for and carry out the physical work under the supervision of Tiger. They are located in the area and have ready access to labor and equipment and are familiar with local conditions.

Our business plan is to proceed with initial exploration to determine if there are commercially exploitable deposits of gold. We must conduct exploration to determine if gold exists and if any which is found can be economically extracted and profitably processed. Initially, we will run a grid over a portion of the property and review maps of the results of past geological and geochemical programs correlating all past information to our grid; then we will complete a geological survey to evaluate certain specific targets previously identified.

The laying out of a grid and line cutting involves the physical cutting of any underbrush and overlay to establish an actual grid on the ground whereby items can be related one to another more easily and with greater accuracy. When we map, we essentially generate a drawing of the physical features of the land as well as a depiction of what may have been found in relation to the property boundaries. So we will actually draw a scale map of the area and make notes on it as to the location where anything was found that was of interest or not.

Geophysical surveying involves the measurement of various physical properties of the rocks at the site as well as interpreting that information in terms of the structure and nature of the rock. The geoscientist will take different measurements of the various physical and geological properties of the rocks and interpret the results in terms of what we seek. These methods include magnetic, electrical and seismic measurements. He will then interpret all the data obtained, plot it on the map he has generated and provide his best estimate of the chances of finding gold and what additional efforts we must undertake in a follow-up phase.

Previously run magnetometer and VLF-EM (very low frequency electromagnetic surveys) will be used as an aid to mapping and structural interpretation and may assist in locating gold and serve to assist in the delineation of the various physical properties of the rock which can be used as pointers towards whether gold may be present or not. Anomalies will be evaluated closely to help in determining their economic potential.

Phase 1 will begin by establishing a base line grid with 25-meter stations and cross lines run every 50 meters for 100 meters each side of the baseline. We will then relate previous ground and airborne electromagnetic surveys over the grid. Samples taken from various locations will be tested for traces of gold, silver, lead, copper, zinc, iron and other metals; however, our primary focus is the search for gold. We will then compare relative concentrations of gold, silver, lead and other indicator metals in samples so the results from different samples can be compared in a more precise manner and plotted on a map to evaluate their significance. These surveys will require up to five weeks for the base work and an additional three to four months for analysis, evaluation of the results of the work and the preparation of a report on the work accomplished.

Phase II will not be carried out until 2013 and will be contingent upon favourable results from phase I and any specific recommendations of the report. Specifics of the work to be carried out have not yet been determined and will be delineated as recommendations in the reporting of the results of phase I but initial estimates are that the second phase may require up to six weeks work and will cost approximately $100,000 in total (Tiger’s portion being $50,000) comprised of wages, fees, camp, equipment rental, trenching, diamond drilling, assays and related. A further three to four months may be required for analysis and the preparation of a report and evaluation on the work accomplished.

There is no power available on the property or within a reasonable distance. All contract work will involve bringing to the site portable power generation units.

Competitive Factors

The gold exploration industry is highly fragmented. We compete with many other exploration companies looking for gold and are among the smallest exploration companies in existence. We are an infinitely small participant in the gold exploration business which is the cornerstone of the founding and early stage development of the overall mining industry. While we generally compete with other exploration companies, there is no competition for the exploration or removal of gold from the property. Readily available gold markets exist around the world for the sale of gold. Therefore, we will likely be able to sell any gold that we are able to recover.

Our Operation in China

In December, 2009, Kiukiang renewed its exploration rights to 9.73 square kilometers covering the Tiger property, which will expire in December 2012, subject to renewal upon expiry. Although Kiukiang believes that it will be able to renew licenses as it has done in the past, there can be no assurance that it will be able to exploit the entire mineral resources during the license period. If Kiukiang fails to renew its exploration rights upon expiry or if it cannot effectively utilize the resources within a license period, the operation and performance of Kiukiang and the Tiger property may be adversely affected.

Kiukiang's exploration rights entitle it to undertake mining activities, infrastructure and ancillary work, in compliance with applicable laws and regulations, within the specific area covered by the license during the license period. Kiukiang is required to submit a mining proposal and feasibility studies to the relevant authority. They are also obligated to pay a natural resources fee to the State in an amount equal to 2% of annual sales.

The Vendor of the option is responsible for all local contracts, work and permitting. Kiukiang has provided assurances that all permits, licenses and matters pertinent to the first phase of our exploration program are either currently in place or will be within the next few months. As of the date of this registration statement, we believe that Kiukiang is current with all requirements under local and State laws, rules and other measures.

To further strengthen our local technical support, we are in the process of negotiating a co-operative agreement with a gold research institute in China. This institute is expected to assist us in carrying out research and provide any local technical support as required for joint ventures in China. We will make use of their contacts to seek other potential projects, for geological advisory aid, and assay laboratory selection.

Upon exercise of our option, the joint venture entity through which we may carry out business in China will be formed under the laws of China as a Sino-foreign co-operative joint venture enterprise and will be a legal person with limited liability.

Our option agreement contains an arbitration clause to settle disputes prior to the formation of a Sino-foreign joint venture. The parties to the option agreement have consented to the arbitration being administered and conducted in accordance with the rules and regulations of the American Arbitration Association in Cheyenne, Wyoming.

Mr. Poon Man Sin is not aware of any legal surveys which have marked the permits in the field. The permits may be subject to additional fees and taxes imposed by the county, provincial or state governments. Each of the permits covers geochemical anomalies for gold or associated elements which were defined by the geological and geochemical surveys conducted by the Bureau. To his knowledge, the terms of any royalties, back-in rights, or payments are only those described in the legal agreement between Tiger and Kiukiang. He is not aware of any other agreements or encumbrances to which the property is subject.

Environmental Laws

In the past ten years, laws and policies for environmental protection in China have moved towards stricter compliance and stronger enforcement. The basic laws in China governing environmental protection in the mineral industry sector of the economy are the Environmental Protection Law, the Environment Impact Assessment Law and the Mineral Resources Law. The State Administration of Environmental Protection and its provincial counterparts are responsible for the supervision, implementation and enforcement of environment protection laws and regulations. Provincial governments also have the power to issue implementing rules and policies in relation to environmental protection in their respective jurisdictions. Applicants for exploration rights must submit environmental impact “assessments” and those projects that fail to meet environmental protection standards will not be granted licenses.

In addition, after exploration the licensee must perform water and soil maintenance and take steps towards environmental protection. After the exploration rights have expired or the concessionaire stops mining during the permit period and the mineral resources have not been fully developed, the concessionaire must perform water and soil maintenance, land recovery and environmental protection in compliance with the original development scheme, or must pay the costs of land recovery and environmental protection. After closing, the mining enterprises shall perform water and soil maintenance, land recovery and environmental protection in compliance with mine closure approval reports, or must pay the costs of land recovery and environmental protection.

Penalties for breaching the Environmental Protection Law include a warning, payment of a penalty calculated on the damage incurred, or payment of a fine. When an entity fails to adopt preventative measures or control facilities that meet the requirements of the enacted environmental protection standards, it is subject to suspension of production or operations and for payment of a fine. Material violations of environmental laws and regulations causing property damage or casualties may result in criminal liabilities.

Ownership and Regulation of Mineral Resources

Exploration for and exploitation of mineral resources in China is governed by the Mineral Resources Law of 1986, amended January 1, 1997, and the Implementation Rules for the Mineral Resources Law, effective March 26, 1994.

In order to further implement these laws, on February 12, 1998, the State Council issued three sets of regulations:

(i)	Regulation for Registering to Explore Mineral Resources Using the Block System;
(ii)	Regulation for Registering to Mine Mineral Resources; and
(iii)	Regulation for Transferring Exploration and Exploration rights

(which, together with mineral resources law and implementation rules, are referred to as “Mineral Resources Law”).

Under the Mineral Resources Law, the Ministry of Land and Resources (“MOLAR”) is charged with supervision nationwide of mineral resources prospecting and development.

The mineral resources administration authorities of provinces, autonomous regions and municipalities, under the jurisdiction of the State, are charged with the supervision of mineral resource prospecting and development in their respective administration areas. The Mineral Resources Law, together with the Constitution of the PRC, provides that mineral resources are owned by the State; the State Council, the highest executive body of the State, regulates mineral resources on behalf of the State. The ownership of the State includes the rights to: occupy, use, earn, and dispose of mineral resources regardless of the rights of owners or users of the land under which the mineral resources are located.

Therefore, the State is free to authorize third parties to enjoy its rights to legally occupy and use mineral resources and may collect resource taxes and royalties pursuant to its right to earn. In this way, the State can direct and regulate the development and use of the mineral resources of China.

The Chinese Joint Venture Law also provides that China generally will not nationalize and requisition enterprises with foreign investment. However, in special circumstances where demanded by social public interest, enterprises with foreign investment may be expropriated by legal procedures, but appropriate compensation will be paid. Thus, there is a risk of expropriation; however, there is no recent precedent for such occurrence and, therefore, no guarantee for the corporations involved or their shareholders.

Mineral Resource Permits

The Provisions in Guiding Foreign Investment and the Industrial Catalogue in Guiding Foreign Investment, which were updated on April 1, 2002 and January 1, 2005 (collectively the “Investment Guiding Regulations”) govern foreign investment in China and categorize industries into four types where foreign investment is encouraged, permitted, restricted, or prohibited. Subject to the Investment Guiding Regulations, foreign investment in the exploration and mining of minerals is generally encouraged, in particular in relation to minerals in the western region of China. China’s silver and gold markets are fully open and each is treated as a commodity not subject to any special control or restrictive regulation by the State. China has adopted, under the Mineral Resources Law, a licensing system for the exploration and exploitation of mineral resources. MOLAR and its authorized provincial or local departments are responsible for approving applications for exploration permits and mining permits. The approval of MOLAR is also required to transfer those rights.

Pursuant to the Mineral Resources Law, the applicant for a mining right must present documents as specified under the Law including a plan for development and use of the mineral resources and an evaluation report of the environmental impact thereof. Once granted, all exploration and exploration rights are protected by the State from encroachment or disruption under the Mineral Resources Law. It is a criminal offence to steal, seize or damage exploration facilities, or disrupt the working of exploration areas.

Exploration Permits

Exploration Permits are registered and issued to “licensees”. The period of validity of an Exploration Permit can be no more than three years. The Exploration Permit area is described by a “basic block” and has a maximum of 40 basic blocks; each block being up to 5 square kilometres. When a mineral that is capable of economic development is discovered, the licensee may apply for the right to develop such mineral. The period of validity of an Exploration Permit can be extended by application but each extension can be no more than two years in duration. During the term of the Exploration Permit, the licensee has priority to obtain the mining right to the mineral resources in the exploration area covered by the Exploration Permit, provided the licensee meets the conditions of qualification for exploration rights holders. Further, the licensee has the rights, among others, to:

(i)	explore without interference within the area under permit during the permit term;
(ii)	construct exploration facilities; and
(iii)	pass through other exploration areas and adjacent ground to access the permitted area.

After the licensee acquires the Exploration Permit, the licensee is obliged to, among other things:

(i)	start exploration within the prescribed term;
(ii)	explore according to a prescribed exploration work scheme;
(iii)	comply with State laws and regulations regarding labour safety, water and soil conservation, land reclamation and environmental protection;
(iv)	make detailed reports to local and other licensing authorities;
(v)	close and occlude the wells arising from prospect work;
(vi)	take other measures to protect against safety concerns after the prospect work is completed; and
(vii)	complete minimum exploration expenditures as required by the Regulations for Registering to Explore Resources Using the Block.

Under the Mineral Resources Law, all mineral resources of the PRC are owned by the State. Exploration rights are granted by the State permitting recipients to conduct mining activities in a specific mining area during the license period.

Exploration rights

Holders of exploration rights are able to apply to be granted licenses to mine for maximum terms of 10 to 30 years, based on magnitude of the mining project. The holder may extend the term of a mining license with an application at least 30 days prior to expiration of the term. The user fee for the mining right is based on the area of the land involved, mining activities, if any, and other related factors. Where there is any prior State investment in or State sponsored geological work conducted on a mineral property, the State must be compensated based on the assessed value of the State input before exploration rights can be granted. Holders of exploration rights enjoy the rights, among others, to:

(i)	conduct mining activities during the term and within the mining area prescribed by the mining license;
(ii)	sell mineral products (except for mineral products that the State Council has identified for unified purchase by designated units);
(iii)	construct production and living facilities within the mine area; and
(iv)	use the land necessary for production and construction, in accordance with applicable law.

Holders of exploration rights are obliged to, among other things:

(i)	conduct mine construction or mining activities within a defined time period;
(ii)	conduct efficiently production, rational mining and comprehensive use of the mineral resources;
(iii)	pay resource tax and mineral resource compensation (royalties) pursuant to law;
(iv)	comply with State laws and regulations regarding labour safety, water and soil conservation, land reclamation and environmental protection;
(v)	be subject to the supervision and management from both the departments in charge of geology and mineral resources; and
(vi)	complete and present mineral reserves forms and mineral resources development and use statistics reports, according to applicable law.

Transferring Exploration and Exploration rights

A mining enterprise may transfer its exploration or exploration rights to others subject to the approval of MOLAR or its authorized departments at provincial or local level as the case may be. An Exploration Permit may only be transferred if the transferor has:

(i)	held the Exploration Permit for two years as of the issue date, or discovered minerals in the exploration block, which are able to be explored or mined further;
(ii)	a valid and subsisting Exploration Permit;
(iii)	completed the stipulated minimum exploration expenditure;

(iv)	paid the user fees and the price for prospect rights pursuant to the relevant regulations; and
(v)	obtained the necessary approval from the authorized department in charge of the minerals.

Exploration rights may only be transferred if the transferor needs to change the ownership of such exploration rights because it is:

(i)	engaging in a merger or split;
(ii)	entering into equity or cooperative joint ventures with others;
(iii)	selling its enterprise assets; or
(iv)	engaging in a similar transaction that will lead to the alteration of the property ownership of the enterprise.

A Mining Permit may only be transferred if the transferor has:

(i)	commenced production for no less than one year;
(ii)	a valid and subsisting Mining Permit without title dispute; and
(iii)	paid the user fees, the price for the mining right, resource tax and mineral resource compensation pursuant to laws.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work and an engineer or geoscientist to manage the exploration program. Neither we nor Kiukiang have retained any engineers or geoscientists; no agreements have been entered into as of the date of this registration statement. Our only employees will be Chang Ya-Ping, our senior officer and sole director. We intend to hire geologists, engineers and other subcontractors on an as needed basis. We have not entered into negotiations or contracts with any of them although it is our and Kiukiang’s intention to retain Mr. Poon as senior on-site geological consultant. It is our intention to also retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program, to author a report to American standards for future capital raising and to render independent recommendations as to future work. We do not intend to initiate negotiations or hire anyone until we receive proceeds from our offering.

At present, we have no employees, other than Ms. Chang who does not have an employment agreement with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employee.

Chang Ya-Ping will not be compensated for her services on the Board of Director. If, as and when a public market for Tiger’s shares is established an incentive stock option plan may be established under which Ms. Chang would receive stock options.

(b) Investment Policies

As of the date of this registration statement, Tiger does not have any policies regarding the types of investments described in SEC Regulation SK Item 102(b), investments or interests in real estate or real estate mortgages or securities of or interests in persons primarily engaged in real estate activities, because its business mainly concerns the exploration of properties with the objective to achieve commercial exploitation.

(c) Description of Real Estate and Operating Data

Tiger does not have any property the book value of which amounts to ten percent or more of its total assets.

(d) Critical Accounting Policies

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires us to make estimates and assumptions that affect reported amounts of assets and liabilities at the date of the financial statements, the reported amount of revenues and expenses during the reporting period and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and judgments and to the extent actual results differ from those estimates, our future results of operations may be affected.

(e) Limitations on the Effectiveness of Controls.

We believe that a control system, no matter how well designed and operated, cannot provide absolute assurance that the objectives of the control system are met, and no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within a corporation have been detected.

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LEGAL PROCEEDINGS
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There are no pending legal proceedings to which Tiger is a party or in which any director, officer or affiliate of the Corporation, any owner of record or beneficially of more than 5% of any class of voting securities of the Corporation, or security holder is a party adverse to the Corporation or has a material interest adverse to the Corporation and none is contemplated or threatened.. The Corporation's mineral claim is not the subject of any pending legal proceedings. Our resident agent in the State of Wyoming is located at 1620 Central Avenue, Suite 202, Cheyenne, Wyoming 82001. Under the WBCA all legal process and any demand or notice authorized by law to be served upon us may be served upon our resident agent in Wyoming.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
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(a) Director and Executive Officer

Members of our Board are appointed to hold office until the next annual meeting of our stockholders or until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the provisions of the WBCA. Each officer is elected by the board to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she resigns or is removed from office. The Board has no nominating or compensation committees.

The name, address, age and position of our present officer and director are as set forth below:

Name and Address	Age	Position(s)
Chang Ya-Ping	47	President, Chief Executive Officer and a member of the Board
6th Fl, No.81 Meishu East 6 Rd.
Kaohsiung, Taiwan 804

Ms. Chang Ya-Ping, who has held her office/position since January 28, 2010, will be spending approximately 6 hours of her time on the affairs of Tiger and is expected to hold her office/position until the next annual meeting of our shareholders. Our director or officer has no professional or technical accreditation in the exploration business.

Chang Ya-Ping: Ms. Chang is a director and serves as President and is a private businesswoman. She is the former owner of a successful chain of restaurants in Taiwan and mainland China and holds the Chinese equivalency of a Master of Business Administration from Tajen University in Taiwan and spent ten years as a banking executive with First National Trust of Taiwan. She is currently involved in real estate investments and has been a private investor in various start-up companies in Taiwan, China and Southeast Asian countries for the past five years. This is her first undertaking as a director of a non-private corporation.

Ms. Chang has been a private investor for the past five years and has not been employed by any entity during that period. She graduated from Tajen University in 1986 with her MBA and commenced working for First National Trust of Taiwan in 1986 as a Branch Manager rising to the post of Executive Vice President leaving the corporation for private enterprise in 1996. From 1996 to 2002 she was the owner of a chain of 18 dim sum restaurants in Taiwan operating under the name Golden Dragon. In late 2002 she went into the real estate market acquiring a number of commercial income properties and remains in that business to this day under the name Chung Sho Holdings Corporation, a private Taiwanese corporation. She has been an ‘angel’ investor since 2004 and has been an investor in a number of smaller private gold mining projects in Taiwan and China. In addition, she also manages the Chang family trust and has done so since 1991.

As a result of her personal and banking contacts, Ms. Chang has made many contacts in the mining industry in the last six years and it is through these contacts that she came across the opportunity presented and decided to become founder and a promoter of the Corporation.

(b) Director Independence

Our Board is currently composed of one member who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any family members has engaged in various types of business dealings with us. In addition, our Board has not made a subjective determination as to each director that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board made these determinations, it would have reviewed and discussed information provided by the director and us with regard to the director's business and personal activities and relationships as such may relate to us and our management.

(c) Conflicts of Interest

While we do not anticipate any conflicts of interest it is possible that in the future our director may become a consultant to or a member of another board or may be asked to participate in the same properties or projects; joint ventures in acquiring and exploring natural resources are frequent in the industry. She could be presented other exploration opportunities which would force her to determine which corporation to offer the project to and from where to seek the appropriate funding. As a result there may be situations which involve a conflict of interest. Thus, there is a potential conflict of interest in that our director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.Ms. Chang will attempt to avoid dealing with such other companies in such situations where conflicts might arise and will also disclose all such conflicts and will govern herself in respect thereof to the best of her abilities. In any event, it would be incumbent upon her to notify Tiger and the other boards that may be involved of her conflict of interest.

To ensure that potential conflicts of interest are avoided or declared to Tiger and the shareholders and to comply with the requirements of the Sarbanes Oxley Act of 2002, the Board, on February 28, 2010, adopted a Code of Business Conduct and Ethics. Tiger’s Code embodies our commitment to such ethical principles and sets forth the responsibilities of Tiger and its officer and director to its shareholders, employees, customers, lenders and other stakeholders. The Code addresses principles of general business ethics, conflicts of interest, ethical obligations for employees with financial reporting responsibilities, insider trading rules, reporting of any unlawful or unethical conduct, political contributions and other relevant issues. A copy of the Code will be sent without charge to anyone requesting a copy by contacting us at our principal office.

This Code is in addition to other detailed policies relevant to business ethics that we may adopt from time to time.

(d) Significant Employees

We have no employees other than for Chang Ya-Ping, our President and Chief Executive Officer who is also a member of our Board.

(e) Committees of the Board Of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board. As such, Ms. Chang acts in those capacities as our Director.

(f) Audit Committee Financial Expert

Chang Ya-Ping does not qualify as an “audit committee financial expert.” Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director. The Board has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Corporation is an early exploration stage Corporation and has only one director, and to date, such director has been performing the functions of such committees. We believe that the cost related to retaining such a financial expert at this time is prohibitive. Further, because we are in the start-up stage of our business operations, we believe the services of an audit committee financial expert are not warranted at this time.

(g) Involvement in Certain Legal Proceedings

During the past ten years, no officer, director, promoter or control person has had any of the following events occur:

  a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
  conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
  being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking business; and/or being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
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(a) Security Ownership of Certain Beneficial Owners

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The shareholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner [1] [2] [4]	Amount & Nature of Beneficial Ownership [3]	Percentage of Class
common stock	Chang Ya-Ping 6th Fl., No. 81 Meishu East 6 Rd. Kaohsiung, Taiwan 804	5,000,000 Beneficial Owner	76.9%
Officer, Director and Key Employees as a Group		5,000,000	76.9%

[1]

The persons named above may be deemed to be a “parent” and “promoter” of Tiger, within the meaning of such terms under the Securities Act by virtue of direct and indirect stock holdings. Chang Ya-Ping is the only “promoter” of Tiger Jiujiang Mining, Inc.

[2]

The persons named above do not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

[3]	As of August 31, 2011, and the date of this registration statement.

[4]

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this registration statement; as of this date, there are 6,500,000 shares of our common stock issued and outstanding.

(b) Security Ownership of Management

The following table sets forth the names and addresses of our director and officer, her principal occupations and her respective date of commencement of their term with Tiger. Our directors and officers hold office until our next annual general meeting of shareholders or until a successor is appointed.

Title of Class	Name and Address of Beneficial Owner [1] [3]	Amount & Nature of Beneficial Ownership [2]	Percentage of Class
common stock	Chang Ya-Ping 6th Fl., No. 81 Meishu East 6 Rd. Kaohsiung, Taiwan 804 Private equity investor / businesswoman Director & officer since January 28, 2010	5,000,000	76.9%
All Officers and Directors as a Group		5,000,000	76.9%

[1]	As of August 31, 2011, and the date of this registration statement.
[2]

Common shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at the date hereof based upon information furnished to Tiger by our director and officer. All such shares are held directly.

[3]

The person named above does not have any specified rights to acquire, within sixty (60) days of the date of this registration statement any options, warrants or rights and no conversion privileges or other similar obligations exist.

The director, officer and other members of management of Tiger, as a group, beneficially own, directly or indirectly, 5,000,000 of our common shares, representing 76.9% of the total issued and outstanding securities of Tiger as of August 31, 2011, and the date of this registration statement.

There are no outstanding stock options.

(c) Changes in Control

We do not anticipate at this time any changes in control of Tiger. There are no arrangements either in place or contemplated which may result in a change of control of Tiger. There are no provisions within our Articles or Bylaws that would delay or prevent a change of control.

(d) Future Sales by Existing Shareholders

As of the date of this prospectus, there are a total of six (6) shareholders of record holding shares of Tiger’s common stock. A total of 6,500,000 shares of common stock were issued to the existing shareholders, all of which are “restricted securities”, as that term is defined in Rule 144 whereby such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition. Because it has been less than one year since the shares restricted under Rule 144 were acquired, no shares can be sold at this time pursuant to the Rule.

Shares purchased in the primary offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See “Dilution of the Price You Pay for Your Shares” on page 18.

Tiger does not have any securities that are convertible into common stock. We have not registered any shares for sale by Securityholders under the Securities Act other than as disclosed in this prospectus.

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MANAGEMENT DISCUSSION, ANALYSIS OF FINANCIAL CONDITION, RESULTS OF OPERATIONS
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Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Corporation and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the SEC, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

(a) Plan of Operation

We are a start-up, exploration stage corporation engaged in the search for gold and have not yet generated or realized any revenues from our business.

Tiger believes it can satisfy its cash requirements through the fiscal year end of February 28, 2012, from private placements of $20,000 received during January & February, 2010, the advance made by our officer and the funds received from the primary offering. However, if we fail to complete the offering, even at the minimum subscription level, we will have to cease our Chinese operations. As of August 31, 2011, we had a deficit of $10,677 in working capital.

During the fiscal period March 1, 2011, to February 28, 2012, Tiger plans to concentrate its efforts on completing this registration statement and the offering contemplated therein and on the planned phase I exploration program on the Tiger property at a cost to Tiger of $30,000 (50% of the projected $60,000 expenditure). If the program is favourable, we will proceed to phase II and commence planning for that for 2012.

We do not expect any changes or hiring of employees since contracts are given to consultants and sub-contractor specialists in specific fields of expertise for the exploration work. We do not expect to purchase or sell any plant or significant equipment. We intend to lease or rent any equipment, such as a backhoe, diamond drill, generators and so on, that we will need in order to carry out our exploration activities.

Over the next year we intend to complete the first phase of the exploration plan on our optioned property which was obtained through an option agreement with Kiukiang Gold Mining Company, the beneficial owner. If our initial exploration efforts are favourable, we intend to proceed with longer term exploration of the property.

Our plan of operation for the period through February 28, 2012, is:

Prior to the commencement of phase I of the work program, Tiger will maintain its business and will remain compliant with regulatory requirements but will not advance its business plan until the sale of shares contemplated by this registration statement is completed. At that time we and Kiukiang will engage our consulting geoscientist in preparation for the commencement of phase I. The next few months are expected to be taken up with completion of this registration statement and associated offering.

Commencing no later than May 1, 2012 but which we expect to commence within one month of the completion of this offering, phase I of the work program will establish a grid, complete general prospecting and geological mapping of the property, complete 1,000 cubic meters of trenching, diamond drill 500 meters as well as provide a report on the work accomplished with specific recommendations for the future at a total cost to Tiger of $30,000 (50% of the projected $60,000 expenditure). Specifically:

Five Days – establishment of a grid over one square kilometer with crosslines being set up every 50 meters and intersecting crosslines marked at each 25 meter point will be laid out over a square kilometer. A 1/2000 geological survey will then be completed. The cost of establishing the grid and supplies and carrying out the surveys will be approximately $2,100 to Tiger (total project cost $4,200).

Ten Days – trenching will be run and a total of 1,000 cubic meters of soil and rock will be excavated from which representative samples will be taken; each of the samples will be analyzed for specific metals and their geological characteristics identified and recorded. The cost of the trenching to Tiger will be approximately $2,200 of the total planned expenditure of $4,400.

Five Days – the property will also be searched for outcroppings, trenches or areas that may indicate further exploration is warranted in a later phase.

Fifteen Days – a diamond drilling program will drill and sample 500 meters of rock drilled to various depths at an approximate cost to Tiger of $9,500 (50% of the budgeted $19,000 expenditure).

The cost to Tiger of the general prospecting efforts as well as the mapping and sample collections, assaying of the samples and transportation will be approximately $9,800 which represents 50% of the project cost of these elements of $19,600.

Weeks 8 through 16 – the various samples will be sent to a lab for analysis of their chemical makeup which will cost Tiger approximately $3,700 (included in the above estimates) from an overall expenditure for this work of $7,400.

Weeks 17 through 20 – once all the sample information is available, a professional geoscientist will require at least one month to correlate the information and write a report either recommending that further work is warranted or that the property cannot have any further value added by doing additional exploration in which case he would recommend abandonment. The cost of the report and his supervision during the physical work will be approximately $7,600 of which $3,800 (50%) will be paid by Tiger.

We have also included a contingency fee of $500 in our cost estimates (of a total contingency of $1,000). Tiger’s portion of the total funds required to complete the first phase will be $30,000 of the planned $60,000 expenditure for phase I and will come from the primary offering.

March 1, 2012 to February 28, 2013 or approximately five months after the phase I work has been commenced – we expect to have the report on phase I of the exploration program in hand and will then be in a position to determine what the next step will be in the development of our business plan. If the report is favourable and advises that we proceed to phase II of the exploration program, we will then have to determine how we can raise the funds required for the second phase which are estimated at $50,000 ($100,000 being the total budget and currently planned cost of phase II). If the report advises abandoning the property as having little or no value, we will terminate the option and cease functioning. Various options will be reviewed as to funding – public financing, private funding, loans or possible joint venture opportunities. Each of these will have to be evaluated for merit, cost and the most favourable basis for Tiger and its shareholders. This process will require from four to eight weeks to complete. It is our intention to retain a North American educated geoscientist to evaluate and conform to American standards the phase I work program and to make his own recommendations independent of the Kiukiang report.

(b) Management's Discussion, Analysis of Financial Condition and Results of Operations

Our auditors have issued a going concern opinion. This means that they believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills because we have not generated any revenues and no revenues are anticipated until we begin removing and selling gold. Accordingly, we must raise cash from sources other than the sale of gold found on the property which at this time means investments by others in Tiger. We must raise cash in order to implement our project and stay in business.

In order to meet our need for cash we are attempting to raise money from the primary offering. There is no assurance that we will be able to raise enough money through the primary offering to stay in business. Whatever money we do raise, will be applied first to costs of this offering and then to exploration. If we do not raise all of the money we need from the primary offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officer or director or others. Our director is unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through the primary offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease business entirely.

If we raise the maximum of $60,000, gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months. If we raise less than $100,000, gross, but more than the minimum of $60,000, gross, we may have to raise additional funds or we may not be able to continue our proposed business involving the completion of phase II, if such is recommended by a competent professional geoscientist or engineer.

If we are unable to sell the minimum 1,200,000 shares of the planned offering we would not have sufficient capital available to fund the phase I exploration program and we would have to suspend operations. We have not entered into any arrangements with creditors for unpaid offering expenses.

If we are unable to complete any phase of exploration because we don’t have enough money, we will cease operations until we raise additional funds. If we can’t or don’t raise more money, we will cease operations. We have no intention of entering into a merger or acquisition if we cease operations.

We have limited cash reserves which as of August 31, 2011, totaled $5,473, excluding a reserve for payables. Until we actually commence phase I of the exploration program, our monthly cash requirements are minimal..

Results of Operations

From inception on January 28, 2010, to the date of this registration statement, we have not had any operations.

On February 22, 2010, as amended May 2, 2011, we obtained an option to acquire a 50% interest in our first property and will commence the research and exploration stage of our plans on that property with the completion of the financing under this registration statement.

Since inception, we have used our common stock and loans from related parties to raise money for corporate expenses. Net cash provided by financing activities from inception on January 28, 2010, to August 31, 2011, was $35,000 as a result of proceeds received from sales of our common stock and $15,000 provided by an advance from our officer.

In the most recently completed fiscal quarter ended August 31, 2011, we incurred a total of $1,653 in overall expenses versus $2,039 for the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $5,630 and $14,667. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $30,677 in overall expenses which can be broken down further as follows.

We incurred $1,222 in professional fees for legal and accounting services in the preceding quarter versus $1,150 for the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $2,413 and $7,649. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $17,323 in professional services expenses.

We incurred $32 in office and administrative costs in the preceding quarter versus $96 for the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $2,093 and $1,837. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $3,930 in office and related expenses.

Public relations, entertainment and meal costs amounted to $0 (nil) for the most recently completed quarter as compared to $655 for the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $0 (nil) and $2,877. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $2,877 in PR and meal related expenses.

We spent $399 in the last quarter for expenses related to filing fees versus $0 (nil) for the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $1,124 and $1,807. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $6,050 in filing fee expenses.

Travel expenses for the last quarter were $0 (nil) and $138 during the similar period in 2010. For the six month periods ended August 31, 2011, and 2010, the amounts were $0 (nil) and $497. For the period from inception on January 29, 2010, through August 31, 2011, we have incurred a total of $497 in travel expenses

During the periods under review we realized an income of $0 which resulted in a net loss of $1,653 for the current quarter under discussion and $2,039 for the similar period in 2010. By comparison, for the six months periods ended August 31, 2011, and 2010 the revenues were $0 (nil) and the losses was $5,630 and $14,667 respectively.

Between January 28, 2010 (inception), and August 31, 2011, we incurred a total of $30,677 in overall expenses. During this period we realized an interest income of $0 which resulted in a net loss to date of $30,677.

Limited Business History; Need for Additional Capital

There is no historical financial information about Tiger upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from our business. We cannot guarantee we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration and/or development, and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next twelve months and we have a specific business plan and timetable to complete phase I of our exploration program based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history and our lack of significant tangible capital assets makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

To become profitable and competitive, we must conduct exploration before we commence production of any gold we may find. We are seeking equity financing in order to provide for the capital required to implement our exploration program. If our initial exploration efforts are favourable, we intend to proceed with longer term exploration.

If we raise the minimum of $60,000, gross, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements without having to raise additional funds for the next twelve months.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business.

We issued 5,000,000 shares of common stock through a Section 4(2) exemption in January, 2010, for cash consideration of $5,000.

We issued 1,500,000 shares of common stock through a Regulation S (Rule 903) offering in February, 2010, for cash consideration of $15,000.

As of August 31, 2011, our total assets were $5,473 and our total liabilities were $16,150 which provided a working capital deficit of $10,677.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Accounting and Audit Plan

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,000 to review our quarterly financial statements and approximately $3,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $6,000 to pay for our accounting and audit requirements.

SEC Filing Plan

We expect to become a reporting issuer during 2011 after our S-1 registration statement is declared effective. This means that we will file documents with the SEC on a quarterly basis.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $3,000 for legal costs in connection with our quarterly and annual filings and costs associated with filing the registration statement to register our common stock.

Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Corporation have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Corporation's year end is February.

Cash and Cash Equivalents

The Corporation considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

Use of Estimates and Assumptions

The preparation of our financial statements is in conformity with generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Foreign Currency Translations

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

Exploration Stage Company

Tiger complies with Financial Accounting Standards Board Statement No. 7 and SEC Guide 7 for its characterization of the Corporation as pre-exploration stage.

Fair Value of Financial Instruments

Our financial instruments consist of cash and accounts payable. Unless otherwise noted, it is management's opinion Tiger is not exposed to significant interest, currency or credit risks arising from these financial instruments. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. We have adopted ASC Topic “Accounting for Income Taxes” (SFAS No. 109) as of its inception. Pursuant to SFAS No. 109 the Corporation is required to compute tax asset benefits for net operating losses carried forward.

Basic and Diluted Net Income (Loss) Per Share

The Corporation computes net income (loss) per share in accordance with ASC Topic 128, “Earnings per Share” (SFAS 128). ASC Topic 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

The Corporation does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
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(a) Transactions with Officer and Director

In January, 2010, we issued 5,000,000 shares of restricted common stock to Chang Ya-Ping, our senior officer and director. The fair market value of the shares, $5,000, was paid in cash. Ms. Chang is a sophisticated individual and, as a promoter of Tiger, was in a position to access relevant and material information regarding our operations.

(b) Transactions with Promoters

Chang Ya-Ping, our president, CEO and a director can be considered as a promoter of Tiger in consideration of her formation, participation and management of Tiger since its incorporation.

Chang Ya-Ping subscribed for 5,000,000 restricted shares of common stock at a price of $0.001 for consideration of $5,000 which was paid in cash. The sale of these shares will be governed by Rule 144. Ms. Chang does not receive any salary for her services to Tiger.

(c) Other

Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  our director or officer;
  any person proposed as a nominee for election as a director;
  any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  any of our promoters; and
  any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
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(a) Market Information – No Public Market for Common Stock

There is no public market for Tiger’s common stock. We anticipate making an application for quotation of our common stock on the OTC-BB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our common stock will be quoted or, even if our application for quotation is approved, that a public market will ever materialize.

Tiger has issued 6,500,000 common shares since its inception on January 28, 2010, all of which are restricted shares; see “Certain Relationships and Related Transactions” above. There are no outstanding options or warrants or securities that are convertible into common shares.

No restricted shares are eligible for re-sale pursuant to Rule 144.

(b) Holders

Tiger had six holders of record for its common shares as of August 31, 2011, and the date of this registration statement.

(c) Dividends

Tiger has not paid any dividends since its incorporation and as of August 31, 2011, and the date of this registration statement and does not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to finance exploration on our properties. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and general financial conditions.

(d) Securities Authorized for Issuance Under Equity Compensation Plans / Outstanding Options, Warrants or Convertible Securities

Tiger does not have any compensation plan under which equity securities are authorized for issuance. Nor do we have any outstanding options, warrants to purchase our common stock or securities convertible into shares of our common stock.

(e) Registration Rights

We have not granted registration rights to the selling security holders or to any other persons. We are paying the expenses of the offering because we are seeking to:

  become a reporting issuer with the SEC under the Exchange Act; and
  enable our common stock to be traded on the OTC Bulletin Board.

We plan to file a Form 8-A for the registration of our securities with the SEC coincident with the effectiveness of the Form S-1 registration statement. The filing of the Form 8-A will cause us to become a reporting issuer with the SEC under the Exchange Act. We must be a reporting corporation under the Exchange Act in order for our common stock to be eligible for trading on the OTC BB. We believe that the registration of the resale of shares of our common stock on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC BB.

We also consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We do not presently have sufficient funds to fully pursue our stated plan of operation and will require additional financing for operational expenses and further exploration if warranted. We believe that obtaining reporting corporation status under the Exchange Act and trading on the OTC BB should increase our ability to raise these additional funds from investors.

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EXECUTIVE COMPENSATION
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(a) General

Chang Ya-Ping, our senior officer and director, has received no compensation for time or services rendered to Tiger and there are no plans to compensate her in the near future, unless and until we begin to realize revenues and become profitable in our business. The fair market value of the 5,000,000 shares of Tiger issued to Ms. Chang in January, 2010, for cash consideration of $5,000 did not exceed the $0.001 per share that she paid for the shares.

(b) Summary Compensation Table

Name and Principal Position	Year Ended Feb. 28	Salary	Bonus	Stock Awards ($)	Securities Underlying Options	Options Awards (Value of Options) ($)	Total Compensation
Chang Ya-Ping – President & Director	2010	$0	$0	$0	Nil	$0	$0
Chang Ya-Ping – President & Director	2011	$0	$0	$0	Nil	$0	$0

(c) Options Grants During the Last Fiscal Year

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or director since our inception; accordingly, no stock options have been granted or exercised by our officer or director since we were founded.

(d) Aggregated Options Exercises in Last Fiscal Year

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by the officer or director since we were founded.

(e) Long-Tem Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since we were founded.

(f) Compensation of Directors

The members of the Board are not compensated by Tiger for acting as such. Our Director is reimbursed for reasonable out-of-pocket expenses incurred. There are no arrangements pursuant to which our director is or will be compensated in the future for any services provided as a director.

(g) Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are no employment or other contracts or arrangements with our officer or director other than those disclosed in this registration statement. There are no compensation plans or arrangements, including payments to be made by Tiger, with respect to the officer, director, employees or consultants of Tiger that would result from the resignation, retirement or any other termination of such director, officer, employees or consultants. There are no arrangements for director, officer or employees that would result from a change-in-control.

SUBJECT TO COMPLETION, DATED _______ __. 2011

PROSPECTUS

TIGER JIUJIANG MINING, INC.

Dealer Prospectus Delivery Obligation

Until _____________, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or
subscriptions.

We have not authorized any dealer, salesperson or other person to provide any information or make any representation about
Tiger Jiujiang Mining, Inc. except the information or
representations contained in this prospectus.
You should not rely on any additional
information or representations
if made.

Part II. Information Not Required In Prospectus

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OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
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The estimated expenses of the offering, whether or not all shares are sold, all of which are to be paid by the registrant, are as follows:

Transfer Agent Fee	$ 1,000
EDGAR Filing Fee	500
Printing Expenses	100
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	3,000
Contingency & Miscellaneous Expenses	400
TOTAL	$10,000

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INDEMNIFICATION OF OFFICERS AND DIRECTORS FOR SECURITIES ACT LIABILITIES
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(a) General

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Tiger is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

  Article Twelve of our Articles of Incorporation, filed as Exhibit 3.1 to this registration statement;
  Bylaw IX of our Bylaws, filed as Exhibit 3.2 to this registration statement; and
  WBCA, Section 17-16-851.

The effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Tiger responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Presently our director and officer are not covered by liability insurance. However, our Articles of Incorporation state that the Corporation may indemnify its officer, director, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Tiger exists which would affect his liability in that capacity.

(b) The SEC’S Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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RECENT SALES OF UNREGISTERED SECURITIES
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(a) Prior sales of common shares

Tiger is authorized to issue up to 400,000,000 shares of common stock with a par value of $0.001. As of August 31, 2011, we had issued 6,500,000 common shares for total consideration of $20,000 to a total of 6 registered shareholders all of whom are resident outside the United States. There are no United States shareholders of record who own shares in Tiger.

Tiger is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past three years, we have sold the following securities which were not registered under the Securities Act:

January 31, 2010

We issued 5,000,000 shares of restricted common stock at a price of $0.001 per share through a Section 4(2) exemption to Chang Ya-Ping our founder, senior officer and director on January 31, 2010, for consideration of $5,000.

Ms. Chang is a sophisticated investor and was in possession of all material information relating to Tiger. Further, no commissions were paid in connection with the sale of the shares and no general solicitation was made.

February 28, 2010

We issued 1,500,000 shares of restricted common stock at a price of $0.01 per share through a Rule 903 Regulation S offering in February, 2010, for cash consideration of $15,000 such shares being authorized for issuance on February 28, 2010, to five (5) individuals or corporations.

Name and Address	Date	Shares	Consideration

Pak Tat Wong 6Fl., 293 Fang Ji West Road Taipei City, Taipei, Taiwan Taiwanese National	February 22, 2010	300,000	$3,000

Cheng Ji 49 Shao Cun Du Road Taipei City, Taiwan 811 Taiwanese National	February 24, 2010	300,000	$3,000

Singh Sodi Ste 577 – 1593 Wu Jin Road Shongshan, Taiwan Taiwanese National	February 14, 2010	300,000	$3,000

T. A. Jackson 39 – 1102 Jiang Pu Road Jhongshan, Taiwan Scottish National	February 22, 2010	300,000	$3,000

Albert Duffy 227 – 2031 Yian Jiu Yuan Hwy Huangshan, Anhui, China	February 22, 2010	300,000	$3,000

British National

Cheng Ji and Pak Tat Wong are classed as accredited investors; the balance are not. Each investor was in possession of all material information relating to Tiger as provided in the offering memorandum delivered to each. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone. All of the purchasers are known to our director.

We completed the offering pursuant to Rule 903 of Regulation S of the Securities Act. Each purchaser represented to us that they were a not a “US person” as defined in Regulation S and that they were not acquiring shares for the account or benefit of such a “US person.” We did not engage in a distribution of the offering in the United States; the securities were offered and sold in a foreign (Taiwan and China) directed offering, to residents thereof. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

(b) Use of proceeds

We have spent a portion of the proceeds of the above private placements to pay for costs associated with our organization and for this registration statement and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of the primary offering.

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CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING & FINANCIAL DISCLOSURE
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Gruber & Company, LLC, from their Lake St. Louis MO office, are our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

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FINANCIAL STATEMENTS
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Our fiscal year end is February. We will provide audited financial statements to our shareholders on an annual basis, which statements will be prepared management and reviewed by an independent Registered Certified Public Accountant.

Our audited financial statements from inception to February 28, 2011, and our unaudited quarterly financial statements as prepared by management for the period from March 1 to August 31, 2011 and from inception to August 31, 2011 follow.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Tiger Jiujiang Mining, Inc.

We have audited the accompanying balance sheets of Tiger Jiujiang Mining, Inc. (an exploration stage company) as of February 28, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended February 28, 2011 and for the period January 10, 2010 (date of inception) through February 28, 2010 and for the period from January 10, 2010 (date of inception), through February 28, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tiger Jiujiang Mining, Inc. as of February 28, 2011 and 2010, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended February 28, 2011 and for the period January 10, 2010 (date of inception) through February 28, 2010 and for the period from January 10, 2010 (date of inception), through February 28, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the exploration stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Saint Louis, Missouri
May 6, 2011

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Balance Sheets

	February 28, 2011	February 28, 2010
	Audited	Audited

Assets

Current assets
Cash and cash equivalents	$3,138	20,050

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accrued expenses	3,185	3,200
Due to related party	5,000	520
Total current liabilities	8,185	3,720

Stockholders' equity (deficit)
Common stock, 400,000,000 shares authorized, par value $0.001, 6,500,000 shares issued and outstanding	6,500	6,500
Additional paid-in capital	13,500	13,500
Deficit accumulated during the exploration stage	(25,047)	(3,670)
Total stockholders' equity (deficit)	(5,047)	16,330

Total liabilities and stockholders' equity (deficit)	$3,138	20,050

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statements of Operations

				For the period	For the period
				January 10, 2010	January 10, 2010
				(date of inception)	(date of inception)
		Year ended		through	through
		February 28, 2011		February 28, 2010	February 28, 2011

Revenues	$	---	$	---	---

Expenses
Professional fees		11,710		3,200	14,910
Office/Administration expenses		1,837		0	1,837
Entertainment and public relations costs		2,877		0	2,877
Travel		497		0	497
Filing Fees		4,456		470	4,926

Total expenses		21,377		3,670	25,047

Net loss		$(21,377)		$(3,670)	(25,047)

Basic and diluted loss per common share		$(0.00)		$(0.00)

Weighted average number of common shares used in per share calculations		6,500,000		4,726,801

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statement of Changes in Stockholders' Equity

							Deficit
							accumulated
	Common		Additional		Other		during the	Total
	shares	Common	paid-in		Comprehensive		exploration	stockholders'
	outstanding	stock	capital		Loss		stage	equity (deficit)

Common shares issued for cash	6,500,000	$6,500	$13,500	$	---	$	---	$20,000

Net loss for the year	---	---	---		---		(3,670)	(3,670)

Balance, February 28, 2010	6,500,000	$6,500	$13,500		$0		$(3,670)	$16,330

Net loss for the year	---	---	---		---		(21,377)	(21,377)

Balance, February 28, 2011	6,500,000	$6,500	$13,500		$0		$(25,047)	$(5,047)

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statements of Cash Flows

				For the period		For the period
				January 28, 2010		January 28, 2010
				(date of inception)		(date of inception)
		Year ended		through		through
		February 28, 2011		February 28, 2010		February 28, 2011

Cash flows used for operating activities
Net loss		$(21,377)		$(3,670)		$(25,047)

Adjustments to reconcile net loss to net cash provided by operating activities:		0		0		0

Changes in operating assets and liabilities
Increase in accrued expenses		(535)		3,720		3,185

Cash flows used for operating activities		(21,912)		50		(21,862)

Cash flows from financing activities
Advance from a related party		5,000		0		5,000
Proceeds from issuance of common stock		0		20,000		20,000

Cash flows from financing activities		5,000		20,000		25,000

Increase in cash and cash equivalents		(16,912)		20,050		3,138

Cash and cash equivalents - Beginning of period		20,050		---		---

Cash and cash equivalents - End of period		$3,138		$20,050		$3,138

Supplemental Disclosures regarding cash flows
Interest paid	$	---	$	---	$	---
Income taxes paid		---		---		---

Non-cash financing activities		---		---		---

See accompanying notes to financial statements

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 1 – Nature of Operations

Tiger Jiujiang Mining, Inc. (the “Company” or “Tiger”) was incorporated under the laws of the State of Wyoming on January 28, 2010. It is a start-up, exploration stage corporation which has an option agreement (“Option to Purchase and Royalty Agreement”) with Kiukiang Gold Mining Company granting it the exclusive right and option to acquire 50% of the right, title and interest in the Tiger mining property situated near Ruichang City, Jiangxi Province, China, consisting of a claim block covering 2,402 acres. The Company’s business plan is to proceed with initial exploration of the holdings to determine if there are commercially exploitable deposits of gold; if gold exists on the property we will determine if it can be economically extracted and profitably processed.

The beneficial owner holds the right to the Tiger property which gives its or its designated agent the right to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward. In the event he were to grant another deed which is subsequently registered prior to the Company’s deed, the third party would obtain good title and the Company would have nothing.

Tiger is an “exploration stage company” as defined in the Securities and Exchange Commission Industry Guide 7, and is subject to compliance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7), Accounting and Reporting by Development Stage Companies. It is devoting its resources to establishing the new business, and its planned operations have not yet commenced, accordingly, no revenues have been earned during the period from January 28, 2010 (date of inception), to February 28, 2011.

Note 2 – Basis of Presentation and Going Concern

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America applicable to exploration stage enterprises. The functional currency is the United States dollar, and the financial statements are presented in United States dollars.

Our financial statements at February 28, 2011, and for the period from January 28, 2010 (date of inception), to February 28, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $25,047 for the period from January 28, 2010 (date of inception), to February 28, 2011. It has not generated revenues, no revenues are anticipated until we begin removing and selling gold and there is no assurance that a commercially viable deposit exists on the mineral property that we have under option. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

Management’s plans to support the Company in operation and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If we do not raise all of the money we need from the public offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers, directors or others. If we require additional cash and can’t raise it, we will either have to suspend operations until the cash is raised, or cease business entirely.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Mining exploration costs

The Company is primarily engaged in the acquisition, exploration, and development of mineral properties.

Mineral property acquisitions are initially capitalized as tangible assets when purchased in accordance with FASB ASC 805-20-55-37. At the end of each fiscal quarter, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.

Mineral property exploration costs are expensed as incurred.

As of May 31, 2010 the Company has not established any proven or probable reserves on its mineral properties and has incurred no acquisition or exploration costs.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

Exploration of mineral resources in China is governed by the Mineral Resources Law of 1986, as amended on January 1, 1997, and the Implementation Rules for the Mineral Resources Law, effective March 26, 1994. On February 12, 1998, the State Council issued three sets of regulations, which, together with the mineral resources law and implementation rules are referred to as the “Mineral Resources Law”. The regulations are (i) Regulation for Registering to Explore Mineral Resources Using the Block System; (ii) Regulation for Registering to Mine Mineral Resources; and (iii) Regulation for Transferring Exploration and Exploration Rights.

The basis of laws and policies for environmental protection in China are the Environmental Protection Law, the Environmental Impact Assessment Law and the Mineral Resources Law. The State Administration of Environmental Protection and its provincial counterparts are responsible for the supervision, implementation and enforcement of environmental protection laws and regulations. Provincial governments also have the power to issue implementing rules and policies in relation to environmental protection in their respective jurisdictions. Applicants for exploration rights must submit environmental impact assessments and those projects that fail to meet environmental protection standards will not be granted licenses.

After exploration, the licensee must perform water and soil maintenance and take steps towards environmental protection. After the exploration rights have expired or the concessionaire stops mining during the permit period and the mineral resources have not been fully developed, the concessionaire must perform water and soil maintenance, land recovery and environmental protection in compliance with the original development scheme, or must pay the costs of land recovery and environmental protection. After closing, the mining enterprises shall perform water and soil maintenance, land recovery and environmental protection in compliance with mine closure approval reports, or must pay the costs of land recovery and environmental protection.

Penalties for breaching the Environmental Protection Law include a warning, payment of a penalty calculated on the damage incurred, or payment of a fine. When an entity fails to adopt preventative measures or control facilities that meet the requirements of the enacted environmental protection standards, it is subject to suspension of production or operations and for payment of a fine. Material violations of environmental laws and regulations causing property damage or casualties may result in criminal liabilities.

It is difficult to estimate the full costs of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start operations. The Company will record a liability for the estimated costs to reclaim the mined land by recording charges to production costs for each unit of gold mined over the life of the mine. The amount to be charged will be based on management’s estimate of reclamation costs to be incurred. The accrued liability will be reduced as reclamation expenditures are made.

Certain reclamation work will be performed concurrently with mining and these expenditures will be charged to operations as incurred.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Use of estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations. Actual results could differ from those estimates.

Fair value of financial instruments and derivative financial instruments

ASC Topic 825 – “Financial Instruments”, formerly SFAS No. 107 “Disclosures About Fair Value of Financial Instruments”, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Income taxes

The Company adopted ASC Topic “Accounting for Income Taxes” as of inception. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

We currently have no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards, a valuation allowance has not been made to the extent of any tax benefit that net operating losses may generate.

No provision for income taxes has been recorded due to the net operating loss carry forwards totalling approximately $25,047 as of February 28, 2010, that will be offset against future taxable income. The available net operating loss carry forwards of approximately $25,047 expire in various years through 2030. No tax benefit has been reported in the financial statements because the Corporation believes there is a 50% or greater chance the carry forwards will expire unused.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with ASC Topic “Earnings per Share”. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the period January 28, 2010 (date of inception), through February 28, 2011, there were no potential dilutive securities.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. We place our cash with high quality financial institutions and at times may exceed the FDIC insurance limit

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Impairment or Disposal of Long-Lived Assets

In August 2001, ASC Topic “Accounting for the Impairment or Disposal of Long-Lived Assets” became effective. FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available.

Stock Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC Topic “Share-Based Payment” We will recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. Tiger did not grant any new employee options and no options were cancelled or exercised during the period January 28, 2010 (date of inception), through February 28, 2010. As of February 28, 2011, there were no options outstanding.

Business segments

ASC Topic “Disclosures About Segments of an Enterprise and Related Information” establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. The Company has evaluated the requirements of SFAS No. 131, and has determined that it is not applicable.

Start-up expenses

The Company has adopted ASC Topic “Reporting the Costs of Start-up Activities”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with our formation have been included in our general and administrative expenses for the period from January 28, 2010 (date of inception), through February 28, 2011.

Foreign currency translation

The Company’s functional and reporting currency is the United States dollar. Our financial statements are translated to United States dollars in accordance with ASC Topic “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Recently issued accounting pronouncements

In June 2009, ASC Topic “The FASB Accounting Standards Codification(TM) and the Hierarchy of Generally Accepted Accounting Principles – A Replacement of FASB Statement No. 162” was issued. This Standard establishes the FASB Accounting Standards Codification(TM) (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP. The Codification does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009. Accordingly, all Annual Reports on Form 10-K, and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard was effective on October 1, 2009. We do not expect the impact of its adoption to be material to our financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

In June 2009, ASC Topic, “Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140” was issued. It requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. The topic eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets and requires additional disclosures. The topic is effective for fiscal years beginning after November 15, 2009. We do not expect the impact of its adoption to be material to our financial statements.

In June 2009, ASC Topic, “Amendments to FASB interpretation No. 46(R)” which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated was issued. This topic clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. This topic requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. This topic also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. The topic is effective for fiscal years beginning after November 15, 2009. We do not expect the impact of its adoption to be material to our financial statements.

In May 2009, ASC Topic “Subsequent Events” was issued. It provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and was effective for interim and annual periods ending after June 15, 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Subsequent events were reviewed through the date of the audit report. See Note 9 for events occurring subsequent to February 28, 2010, through the date of the audit report.

In April 2009, ASC Topic “Recognition and Presentation of Other-Than-Temporary Impairments” was issued. This topic modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The topic also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the topic, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security's entire amortized cost basis (even if the entity does not intend to sell). The topic further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security's fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. The topic requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This pronouncement was effective April 1, 2009. The adoption of this standard did not have a material impact on the Company's consolidated results of operations or financial condition.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

In April 2009, ASC Topic, “Interim Disclosures about Fair Value of Financial Instruments” was issued. This topic essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the topic requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments.

Note 4 – Common stock transactions

Activity for the period January 28, 2010 (date of inception), to February 28, 2010

On January 31, 2010, the Company issued 5,000,000 shares of common stock under Section 4(2) of the Securities Act at a price of $0.001 per share to it’s founder for $5,000 in cash.

On February 28, 2010, the Company issued 1,500,000 shares of common stock under Regulation S, Rule 903 of the Securities Act at a price of $0.01 per share to a total of 5 placees for total proceeds of $15,000.

Activity for the period March 1, 2010, to February 28, 2011

No shares were issued during the period.

Note 5 – Related party transactions

The Company issued a total of 5,000,000 shares of its restricted common stock to its director for $5,000 ($0.001 per share) as founder shares. (Note 4).

Note 6 – Commitments

Under the terms of the agreement and the amendment, Kiukiang granted to Tiger the right to acquire 50% of the right, title and interest of Kiukiang in the property, subject to its receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

(a) Tiger contributing exploration expenditures on the property of a minimum of $15,000 on or before May 31, 2012;
(b) Tiger contributing exploration expenditures of a further US $45,000 for aggregate minimum contributed exploration expenses of $60,000 on or before May 31, 2013;
(c) Tiger shall allot and issue 1,000,000 shares in the capital of Tiger to Kiukiang upon completion of a phase I exploration program as recommended by a competent geologist with the proviso that the report recommends further work be carried out on the Tiger property;
(d) Tiger will pay to Kiukiang an annual royalty equal to three percent (3%) of Net Smelter Returns;
(e) Upon exercise of the option, Tiger will pay to Kiukiang $25,000 per annum commencing on May 31, 2015, as prepayment of the NSR; and
(f) Tiger has the right to acquire an additional 25% of the right, title and interest in and to the property by the payment of $10,000 and by incurring an additional $50,000 in exploration expenditures on or before May 31, 2014.

Further, the Agreement and the Option will terminate:

(a) on May 31, 2012 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a minimum of US $20,000 on the Property;
(b) on May 31, 2013 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a cumulative minimum of US $60,000 on the Property;
(c) at 11:59 P.M. on May 31 of each and every year, commencing on May 31, 2015, unless Tiger Jiujiang has paid to Kiukiang the sum of US $25,000 on or before that date.

Note 7. – Certain significant risks and uncertainties

Tiger is subject to the consideration and risks of operating in the PRC. The economy of PRC differs significantly from the economies of the “western” industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the Chinese government in the future could have a significant adverse effect on economic conditions in China.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
FEBRUARY 28, 2011

Note 8. – Certain significant risks and uncertainties (continued)

Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, China still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

Our primary sources of revenues and cash flows will be derived from our business operations in China. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The Chinese government has been pursuing economic reforms since it first adopted its “open-door” policy in 1978. There is no assurance that the government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

As many of the economic reforms which have been or are being implemented by the Chinese government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures such as the leverage of exchange rate, it remains possible for the PRC government to exert significant influence on its economy.

Note 9 – Subsequent Events

In May, 2011 we filed an amended S-1 registration statement for the sale of a minimum of 1,000,000 and a maximum of 2,000,000 shares of common stock at a price of $0.05 per share and the resale of up to 1,500,000 previously issued shares.

There are no other subsequent events reportable as of the date of this report.

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Balance Sheets
August 31, 2011

	August 31, 2011	August 31, 2010	February 28, 2011
	(Unaudited)	(Unaudited)	Audited)

Assets

Current assets
Cash and cash equivalents	$5,473	$4,313	$3,138

Liabilities and Stockholders' Deficit

Current liabilities
Accrued expenses	1,150	2,650	3,185
Accounts payable	0	0	0
Due to related party (Note 5)	15,000	0	5,000
Total current liabilities	16,150	2,650	8,185

Stockholders' equity
Common stock, 400,000,000 shares authorized, par value $.001, 6,500,000 shares issued and outstanding (Note 4)	6,500	6,500	6,500
Additional paid-in capital	13,500	13,500	13,500
Deficit accumulated during the exploration stage	(30,677)	(18,337)	(25,047)
Total stockholders' equity	(10,677)	1,663	(5,047)

Total liabilities and stockholders' equity	$5,473	$4,313	$3,138

Note 2 - Going Concern

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statements of Operations

					Unaudited
					For the period
	Unaudited	Unaudited	Unaudited	Unaudited	January 28, 2010
	For the	For the	For the	For the	(date of inception)
	three months ended	three months ended	six months ended	six months ended	through
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010	August 31, 2011

Revenues	$-	$-	$-	$-	$-

Expenses
Consulting & professionalfees	1,222	1,150	2,413	7,649	17,323
Office expenses	32	96	2,093	1,837	3,930
PR,entertainment and meal costs	0	655	0	2,877	2,877
Filing fees	399	0	1,124	1,807	6,050
Travel	0	138	0	497	497

Total expenses	1,653	2,039	5,630	14,667	30,677

Net loss	$(1,653)	$(2,039)	$(5,630)	$(14,667)	$(30,677)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$0.00	$0.00

Weighted average number of common shares used in per share calculations	6,500,000	6,500,000	6,500,000	6,500,000

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statement of Changes in Stockholders' Equity

					Deficit
					accumulated
	Common		Additional	Other	during the	Total
	shares	Common	paid-in	Comprehensive	exploration	stockholders'
	outstanding	stock	capital	Loss	stage	equity

Common shares issued for cash	6,500,000	$6,500	$13,500	$-	$-	$20,000

Net loss for the year	-	-	-	-	(3,670)	(3,670)

Balance, February 28, 2010	6,500,000	$6,500	$13,500	$0	$(3,670)	$16,330

Net loss for the year	-	-	-	-	(21,377)	(21,377)

Balance, February 28, 2011	6,500,000	$6,500	$13,500	$0	$(25,047)	$(5,047)

Net loss for the six months ended August 31, 2011	-	-	-	-	(5,630)	(5,630)

Balance, August 31, 2011	6,500,000	$6,500	$13,500	$0	$(30,677)	$(10,677)

See accompanying notes to financial statements

Tiger Jiujiang Mining, Inc.
(an Exploration Stage Company)
Statements of Cash Flows

					Unaudited
					For the period
	Unaudited	Unaudited	Unaudited	Unaudited	January 28, 2010
	For the	For the	For the	For the	(date of inception)
	three months ended	three months ended	six months ended	six months ended	through
	August 31, 2011	August 31, 2010	August 31, 2011	August 31, 2010	August 31, 2011

Cash flows used for operating activities
Net loss	$(1,653)	$(2,039)	$(5,630)	$(14,667)	$(30,677)
Adjustments to reconcile net loss to net cash provided by operating activities:	0	0	0	0	0

Changes in operating assets and liabilities
Increase(decrease) inaccrued expenses	(3,518)	(1,850)	(2,035)	(1,070)	1,150

Cash flows used for operating activities	(5,171)	(3,889)	(7,665)	(15,737)	(29,527)

Cash flows from financing activities
Advance from a related party	10,000	0	10,000	0	15,000
Proceeds from issuance of common stock	0	0	0	0	20,000

Cash flows from financing activities	10,000	0	10,000	0	35,000

Increase(decrease) in cash and cash equivalents	4,829	(3,889)	2,335	(15,737)	5,473

Cash and cash equivalents - Beginning of period	644	8,202	3,138	20,050	-

Cash and cash equivalents - End of period	$5,473	$4,313	$5,473	$4,313	$5,473

Supplemental Disclosures regarding cash flows
Interest paid	$-	$-	$-	$-	$-
Income taxes paid	-	-	-	-	-

Non-cash financing activities	-	-	-	-	-

See accompanying notes to financial statements

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 1 – Nature of Operations

Tiger Jiujiang Mining, Inc. (the “Company” or “Tiger”) was incorporated under the laws of the State of Wyoming on January 28, 2010. It is a start-up, exploration stage corporation which has an option agreement (“Option to Purchase and Royalty Agreement”) with Kiukiang Gold Mining Company granting it the exclusive right and option to acquire 50% of the right, title and interest in the Tiger mining property situated near Ruichang City, Jiangxi Province, China, consisting of a claim block covering 2,402 acres. The Company’s business plan is to proceed with initial exploration of the holdings to determine if there are commercially exploitable deposits of gold; if gold exists on the property we will determine if it can be economically extracted and profitably processed.

The beneficial owner holds the right to the Tiger property which gives its or its designated agent the right to mine and recover all of the metals contained within the surface boundaries of the lease vertically downward. In the event it were to grant another deed which is subsequently registered prior to the Company’s deed, the third party would obtain good title and the Company would have nothing.

Tiger is an “exploration stage company” as defined in the Securities and Exchange Commission Industry Guide 7, and is subject to compliance with Statement of Financial Accounting Standards No. 7 (SFAS No. 7), Accounting and Reporting by Development Stage Companies. It is devoting its resources to establishing the new business, and its planned operations have not yet commenced; accordingly, no revenues have been earned during the period from January 28, 2010 (date of inception), to August 31, 2011.

Note 2 – Basis of Presentation and Going Concern

The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America applicable to exploration stage enterprises. The functional currency is the United States dollar, and the financial statements are presented in United States dollars.

Our financial statements at August 31, 2011, and for the period from January 28, 2010 (date of inception), to August 31, 2011, have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $30,677 for the period from January 28, 2010 (date of inception), to August 31, 2011. It has not generated revenues, no revenues are anticipated until we begin removing and selling gold and there is no assurance that a commercially viable deposit exists on the mineral property that we have under option. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern.

Management’s plan to support the Company in its operations and to maintain its business strategy is to raise funds through public offerings and to rely on officers and directors to perform essential functions with minimal compensation. If we do not raise all of the money we need from the public offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers, directors or others. If we require additional cash and can’t raise it, we will either have to suspend operations until the cash is raised, or cease business entirely.

The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Summary of Significant Accounting Policies

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Mining exploration costs

The Company is primarily engaged in the acquisition, exploration, and development of mineral properties.

Mineral property acquisitions are initially capitalized as tangible assets when purchased in accordance with FASB ASC 805-20-55-37. At the end of each fiscal quarter, the Company assesses the carrying costs for impairment. If proven and probable reserves are established for a property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over the estimated life of the proven and probable reserves.

Mineral property exploration costs are expensed as incurred.

As of August 31, 2011 the Company has not established any proven or probable reserves on its mineral properties and has incurred no acquisition or exploration costs.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company’s title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected defects.

Reclamation costs

Exploration of mineral resources in China is governed by the Mineral Resources Law of 1986, as amended on January 1, 1997, and the Implementation Rules for the Mineral Resources Law, effective March 26, 1994. On February 12, 1998, the State Council issued three sets of regulations, which, together with the mineral resources law and implementation rules are referred to as the “Mineral Resources Law”. The regulations are (i) Regulation for Registering to Explore Mineral Resources Using the Block System; (ii) Regulation for Registering to Mine Mineral Resources; and (iii) Regulation for Transferring Exploration and Exploration Rights.

The basis of laws and policies for environmental protection in China are the Environmental Protection Law, the Environmental Impact Assessment Law and the Mineral Resources Law. The State Administration of Environmental Protection and its provincial counterparts are responsible for the supervision, implementation and enforcement of environmental protection laws and regulations. Provincial governments also have the power to issue implementing rules and policies in relation to environmental protection in their respective jurisdictions. Applicants for exploration rights must submit environmental impact assessments and those projects that fail to meet environmental protection standards will not be granted licenses.

After exploration, the licensee must perform water and soil maintenance and take steps towards environmental protection. After the exploration rights have expired or the concessionaire stops mining during the permit period and the mineral resources have not been fully developed, the concessionaire must perform water and soil maintenance, land recovery and environmental protection in compliance with the original development scheme, or must pay the costs of land recovery and environmental protection. After closing, the mining enterprises shall perform water and soil maintenance, land recovery and environmental protection in compliance with mine closure approval reports, or must pay the costs of land recovery and environmental protection.

Penalties for breaching the Environmental Protection Law include a warning, payment of a penalty calculated on the damage incurred, or payment of a fine. When an entity fails to adopt preventative measures or control facilities that meet the requirements of the enacted environmental protection standards, it is subject to suspension of production or operations and for payment of a fine. Material violations of environmental laws and regulations causing property damage or casualties may result in criminal liabilities.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

It is difficult to estimate the full costs of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start operations. The Company will record a liability for the estimated costs to reclaim the mined land by recording charges to production costs for each unit of gold mined over the life of the mine. The amount to be charged will be based on management’s estimate of reclamation costs to be incurred. The accrued liability will be reduced as reclamation expenditures are made.

Certain reclamation work will be performed concurrently with mining and these expenditures will be charged to operations as incurred.

Use of estimates

In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses in the statement of operations. Actual results could differ from those estimates.

Fair value of financial instruments and derivative financial instruments

ASC Topic 825 – “Financial Instruments”, formerly SFAS No. 107 “Disclosures About Fair Value of Financial Instruments”, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Income taxes

The Company adopted ASC Topic “Accounting for Income Taxes” as of inception. We recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

We currently have no issues that create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years. Due to the uncertainty as to the utilization of net operating loss carry forwards, a valuation allowance has not been made to the extent of any tax benefit that net operating losses may generate.

No provision for income taxes has been recorded due to the net operating loss carry forwards totalling approximately $30,677 as of August 31, 2011, that will be offset against future taxable income. The available net operating loss carry forwards of approximately $30,677 expire in various years through 2030. No tax benefit has been reported in the financial statements because the Corporation believes there is a 50% or greater chance the carry forwards will expire unused.

Basic and diluted net loss per share

The Company computes net income (loss) per share in accordance with ASC Topic “Earnings per Share”. The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the period January 28, 2010 (date of inception), through August 31, 2011, there were no potential dilutive securities.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents. We place our cash with high quality financial institutions and at times may exceed the FDIC insurance limit

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Impairment or Disposal of Long-Lived Assets

In August 2001, ASC Topic “Accounting for the Impairment or Disposal of Long-Lived Assets” became effective. FAS 144 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to their estimated fair value based on the best information available.

Stock Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC Topic “Share-Based Payment” We will recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and non-employees. Tiger did not grant any new employee options and no options were cancelled or exercised during the period January 28, 2010 (date of inception), through August 31, 2011. As of August 31, 2011, there were no options outstanding.

Business segments

ASC Topic “Disclosures About Segments of an Enterprise and Related Information” establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. The Company has evaluated the requirements of SFAS No. 131, and has determined that it is not applicable.

Start-up expenses

The Company has adopted ASC Topic “Reporting the Costs of Start-up Activities”, which requires that costs associated with start-up activities be expensed as incurred. Accordingly, start-up costs associated with our formation have been included in our general and administrative expenses for the period from January 28, 2010 (date of inception), through August 31, 2011.

Foreign currency translation

The Company’s functional and reporting currency is the United States dollar. Our financial statements are translated to United States dollars in accordance with ASC Topic “Foreign Currency Translation”. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

Recently issued accounting pronouncements

In June 2009, ASC Topic “The FASB Accounting Standards Codification(TM) and the Hierarchy of Generally Accepted Accounting Principles – A Replacement of FASB Statement No. 162” was issued. This Standard establishes the FASB Accounting Standards Codification(TM) (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with US GAAP. The Codification does not change current US GAAP, but is intended to simplify user access to all authoritative US GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009. Accordingly, all Annual Reports on Form 10-K, and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard was effective on October 1, 2009. We do not expect the impact of its adoption to be material to our financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard related to the disclosure requirements of the fair value of the financial instruments. This standard expands the disclosure requirements of fair value (including the methods and significant assumptions used to estimate fair value) of certain financial instruments to interim period financial statements that were previously only required to be disclosed in financial statements for annual periods. In accordance with this standard, the disclosure requirements have been applied on a prospective basis and did not have a material impact on the Company’s financial statements.

In June 2009, ASC Topic, “Accounting for Transfers of Financial Assets – an Amendment of FASB Statement No. 140” was issued. It requires entities to provide more information regarding sales of securitized financial assets and similar transactions, particularly if the entity has continuing exposure to the risks related to transferred financial assets. The topic eliminates the concept of a “qualifying special-purpose entity”, changes the requirements for derecognizing financial assets and requires additional disclosures. The topic is effective for fiscal years beginning after November 15, 2009. We do not expect the impact of its adoption to be material to our financial statements.

In June 2009, ASC Topic, “Amendments to FASB interpretation No. 46(R)” which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated was issued. This topic clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity's purpose and design and a company's ability to direct the activities of the entity that most significantly impact the entity's economic performance. This topic requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. This topic also requires additional disclosures about a company's involvement in variable interest entities and any significant changes in risk exposure due to that involvement. The topic is effective for fiscal years beginning after November 15, 2009. We do not expect the impact of its adoption to be material to our financial statements.

In May 2009, ASC Topic “Subsequent Events” was issued. It provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued and was effective for interim and annual periods ending after June 15, 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. Subsequent events were reviewed through the date of the audit report. See Note 9 for events occurring subsequent to August 31, 2011, through the date of the audit report.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 3 – Summary of Significant Accounting Policies (continued)

In April 2009, ASC Topic “Recognition and Presentation of Other-Than-Temporary Impairments” was issued. This topic modifies the requirements for recognizing other-than-temporarily impaired debt securities and changes the existing impairment model for such securities. The topic also requires additional disclosures for both annual and interim periods with respect to both debt and equity securities. Under the topic, impairment of debt securities will be considered other-than-temporary if an entity (1) intends to sell the security, (2) more likely than not will be required to sell the security before recovering its cost, or (3) does not expect to recover the security's entire amortized cost basis (even if the entity does not intend to sell). The topic further indicates that, depending on which of the above factor(s) causes the impairment to be considered other-than-temporary, (1) the entire shortfall of the security's fair value versus its amortized cost basis or (2) only the credit loss portion would be recognized in earnings while the remaining shortfall (if any) would be recorded in other comprehensive income. The topic requires entities to initially apply the provisions of the standard to previously other-than-temporarily impaired debt securities existing as of the date of initial adoption by making a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The cumulative-effect adjustment potentially reclassifies the noncredit portion of a previously other-than-temporarily impaired debt security held as of the date of initial adoption from retained earnings to accumulated other comprehensive income. This pronouncement was effective April 1, 2009. The adoption of this standard did not have a material impact on the Company's consolidated results of operations or financial condition.

In April 2009, ASC Topic, “Interim Disclosures about Fair Value of Financial Instruments” was issued. This topic essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the topic requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments.

Note 4 – Common stock transactions

Activity for the period January 28, 2010 (date of inception), to February 28, 2010

On January 31, 2010, the Company issued 5,000,000 shares of common stock under Section 4(2) of the Securities Act at a price of $0.001 per share to it’s founder for $5,000 in cash.

Activity for the period March 1, 2010, to February 28, 2011

On May 31, 2010, the Company issued 1,500,000 shares of common stock under Regulation S, Rule 903 of the Securities Act at a price of $0.01 per share to a total of 5 placees for total proceeds of $15,000.

Activity for the period March 1, 2011 to August 31, 2011

No shares were issued during the period.

Note 5 – Related party transactions

The Company issued a total of 5,000,000 shares of its restricted common stock to its director for $5,000 ($0.001 per share) as founder shares. (Note 4).

The Company has secured an advance from a senior officer and director in the amount of $15,000. The advance is non-interest bearing and bears no specified repayment terms.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 6 – Commitments

Under the terms of the option agreement and the amendment, Kiukiang granted to Tiger the right to acquire 50% of the right, title and interest of Kiukiang in the property, subject to its receiving annual payments and a royalty, in accordance with the terms of the agreement, as follows:

(a)	Tiger contributing exploration expenditures on the property of a minimum of $15,000 on or before May 31, 2012;

(b)	Tiger contributing exploration expenditures of a further US $45,000 for aggregate minimum contributed exploration expenses of $60,000 on or before May 31, 2013;

(c)

Tiger shall allot and issue 1,000,000 shares in the capital of Tiger to Kiukiang upon completion of a phase I exploration program as recommended by a competent geologist with the proviso that the report recommends further work be carried out on the Tiger property;

(d)	Tiger will pay to Kiukiang an annual royalty equal to three percent (3%) of Net Smelter Returns;

(e)	Upon exercise of the option, Tiger will pay to Kiukiang $25,000 per annum commencing on May 31, 2015, as prepayment of the NSR; and

(f)

Tiger has the right to acquire an additional 25% of the right, title and interest in and to the property by the payment of $10,000 and by incurring an additional $50,000 in exploration expenditures on or before May 31, 2014.

Further, the Agreement and the Option will terminate:

(a)	on May 31, 2012 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a minimum of US $20,000 on the Property;

(b)	on May 31, 2013 at 11:59 P.M., unless on or before that date, Tiger Jiujiang has incurred exploration expenditures of a cumulative minimum of US $60,000 on the Property;

(c)	at 11:59 P.M. on May 31 of each and every year, commencing on May 31, 2015, unless Tiger Jiujiang has paid to Kiukiang the sum of US $25,000 on or before that date.

Note 7. – Certain significant risks and uncertainties

Tiger is subject to the consideration and risks of operating in the PRC. The economy of PRC differs significantly from the economies of the “western” industrialized nations in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the PRC government encouraged substantial private economic activities. The Chinese economy has experienced significant growth in the past several years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the PRC government to control inflation have significantly restrained economic expansion in the recent past. Similar actions by the Chinese government in the future could have a significant adverse effect on economic conditions in China.

Many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, China still does not have a comprehensive system of laws, and enforcement of existing laws may be uncertain and sporadic.

Our primary sources of revenues and cash flows will be derived from our business operations in China. The PRC economy has, for many years, been a centrally-planned economy, operating on the basis of annual, five-year and ten-year state plans adopted by central PRC governmental authorities, which set out national production and development targets. The Chinese government has been pursuing economic reforms since it first adopted its “open-door” policy in 1978. There is no assurance that the government will continue to pursue economic reforms or that there will not be any significant change in its economic or other policies, particularly in the event of any change in the political leadership of, or the political, economic or social conditions. There is also no assurance that the Company will not be adversely affected by any such change in governmental policies or any unfavorable change in the political, economic or social conditions, the laws or regulations, or the rate or method of taxation in the PRC.

TIGER JIUJIANG MINING, INC.
(A Exploration Stage Company)
NOTES TO THE FINANCIAL STATEMENTS
AUGUST 31, 2011

Note 7. – Certain significant risks and uncertainties (continued)

As many of the economic reforms which have been or are being implemented by the Chinese government are unprecedented or experimental, they may be subject to adjustment or refinement, which may have adverse effects on the Company. Further, through state plans and other economic and fiscal measures such as the leverage of exchange rate, it remains possible for the PRC government to exert significant influence on its economy.

Note 8 – Subsequent Events

In October, 2011 we filed an amended S-1 registration statement for the sale of a minimum of 1,000,000 and a maximum of 2,000,000 shares of common stock at a price of $0.05 per share and the resale of up to 1,500,000 previously issued shares.

There are no other subsequent events reportable as of the date of this report.

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EXHIBITS
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The following Exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K.

Exhibit No.	Document Description
3.1 *	Articles of Incorporation of Tiger Jiujiang Mining, Inc.
3.2 *	Bylaws of Tiger Jiujiang Mining, Inc.
4.1 *	Specimen Stock Certificate
5.1 **	Opinion of Jeffrey Nichols Attorney and Counselor At Law, regarding the legality of the securities being registered in this registration statement.
10.1 *	Option To Purchase And Royalty Agreement between Tiger Jiujiang Mining, Inc. and Kiukiang Gold Mining Company
10.2 ****	Amendment to Option to Purchase and Royalty Agreement between Tiger Jiujiang Mining, Inc. and Kiukiang Gold Mining Company dated May 2, 2011
23.1	Consent of Gruber & Company, LLC, regarding the use in this registration statement of their report of the auditors and financial statements of Tiger Jiujiang Mining, Inc. for the period ending February 28, 2011
23.2 *	Consent of Poon Man Sin, Senior Engineer, to the use in this registration statement of his Report of Ores Exploration on the Tiger Gold Property
23.3 *	Consent of Zhao Cheng, Senior Officer and Director of Jiangxi Geological and Engineering Company to the use in this registration statement of their Report of Ores Exploration on the Tiger Gold Property
23.4 *	Consent of Sun Yuen Chun, Senior Officer of Kiukiang Gold Mining Company to the use in this registration statement of the Report of Ores Exploration on the Tiger Gold Property
99.1 **	Subscription Agreement
99.2 *	Code of Business Conduct and Ethics and Compliance Program
99.3 *	Property Map
99.4 ***	Mining Permit issued to Kiukiang Gold Mining Company to explore Tiger property
99.5	Kiukiang Letter regarding Exploration Decisions

* Incorporated by reference to S-1 Registration Statement filed on May 14, 2010
** Incorporated by reference to S-1/A registration statement filed on September 8, 2010
*** Incorporated by reference to S-1/A registration statement filed on January 26, 2011
**** Incorporated by reference to S-1/A registration statement filed on June 13, 2011

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UNDERTAKINGS
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The undersigned registrant hereby undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
b.

To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

	c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.
2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
	ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Presently the director and officer of Tiger are not covered by liability insurance. However, Tiger’s Articles of Incorporation state that the Corporation may indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Wyoming. No other statute, charter provision, by-law, contract or other arrangement to insure or indemnify a controlling person, director or officer of Tiger exists which would affect liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing and authorized and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kaohsiung, Taiwan on October 26, 2011.

Tiger Jiujiang Mining, Inc.

BY: /s/ “Chang Ya-Ping”

Chang Ya-Ping, President, Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Know all men by these present, that each person whose signature appears below constitutes and appoints Chang Ya-Ping, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the SEC, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ “Chang Ya-Ping”	President, Chief Executive Officer (Principal Executive Officer), Secretary, Treasurer, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and sole member of the Board of Director	October 26, 2011